SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material under 240.14a-12

                  Global Entertainment Holdings/Equities, Inc.
                (Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[ ] $125 per Exchange Act Rules O-11(c)(1)(ii), 14a-6(i)(1),14a-6(i)(2) or
    Item 22(a)(2) of Schedule 14A.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1)   Title of each class of securities to which transaction applies:

    (2)   Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

    (4)   Proposed maximum aggregate value of transaction:

    (5)   Total fee paid:

[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 011(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1.    Amount Previously Paid:
    2.    Form, Schedule or Registration Statement No.:
    3.    Filing Party:
    4.    Date Filed:

                  GLOBAL ENTERTAINMENT HOLDINGS/EQUITIES, INC.
                        501 Brickell Key Drive, Suite 603
                              Miami, Florida 33131
                             -----------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           To be held on July 16, 2002
                            -------------------------

                              To Our Shareholders:

      You are cordially invited to attend the Annual Meeting of the Shareholders of Global Entertainment Holdings/Equities, Inc. (hereinafter referred to as the "Company"), to be held on Tuesday, July 16, 2002 at 10:00 a.m. (CDT) at Harrah's Council Bluffs Casino Hotel, Harrah's Boulevard, Council Bluffs, Iowa 51501, for the following purposes:

            1.    PROPOSAL NO. 1:   To elect the Board of Directors, each to
                                    serve until the next Annual Meeting of the shareholders or until their respective successors are elected and qualified;

            2.    PROPOSAL NO. 2:   To ratify and approve the selection by the
                                    Board of Directors of Kane, Hoffman &
                                    Danner, P.A. as the Company's independent accountants for the current year; and

            3.    PROPOSAL NO. 3:   To consider and vote upon such other
                                    business as may properly come before the meeting or any adjournment thereof.

      The complete text of these proposals and the reasons your directors have proposed their adoption are contained in the Proxy Statement, and you are urged to carefully study them. If you do not plan to attend the Annual Meeting, you are respectfully requested to sign, date and return the accompanying Proxy promptly.

      FOR THE REASONS STATED HEREIN, YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE NOMINEES AND "FOR" THESE PROPOSALS. YOUR VOTE IS IMPORTANT NO MATTER HOW MANY SHARES YOU OWN. TO BE SURE THAT YOUR SHARES WILL BE VOTED AT THE MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY. THIS WILL NOT PREVENT YOU FROM ATTENDING AND VOTING YOUR SHARES IN PERSON. PROMPT RETURN OF YOUR PROXY WILL REDUCE THE COMPANY'S EXPENSES IN THIS MATTER.

      Only shareholders of record as shown on the books of the Company at the close of business on May 31, 2002 will be entitled to vote at the Annual Meeting or any adjournment thereof. A list of the Company's shareholders entitled to notice of, and to vote at, the Annual Meeting will be made available for inspection by any shareholder for any purpose germane to the Annual Meeting during regular business hours at the Company's principal executive offices at 501 Brickell Key Drive, Suite 603, Miami, Florida 33131 from the date of this notice.

      The Annual Meeting may adjourn from time to time without notice other than by announcement at the Annual Meeting, or at any adjournments thereof, and any and all business for which the Annual Meeting is hereby noticed may be transacted at any such adjournments.

      By order of the Board of Directors,
      Bryan Abboud, Chief Executive Officer

                    GLOBAL ENTERTAINMENT HOLDINGS/EQUITIES, INC.
                         501 Brickell Key Drive, Suite 603
                                Miami, Florida 33131

          PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON
                                   JULY 16, 2002

                   INFORMATION CONCERNING SOLICITATION AND VOTING

      This Proxy Statement is being furnished to shareholders of Global Entertainment Holdings/ Equities, Inc. (the "Company") in connection with the Board of Director's solicitation of proxies for use at the annual meeting of shareholders to be held on July 16, 2002, and at any adjournment of that meeting (the "Annual Meeting"). The date on which this Proxy Statement and the form of Proxy are first being mailed to shareholders of the Company is on or about June 24, 2002.

      The Board of Directors has fixed May 31, 2002 as the record date for determining shareholders who are entitled to vote at the Annual Meeting. At the close of business on May 31, 2002, the Company had issued and outstanding 10,375,776 shares of common stock (the "Common Stock"), held of record by approximately 124 shareholders. Each share of Common Stock is entitled to one vote on each matter properly coming before the Annual Meeting.

      The Company will not solicit proxies personally, by telephone or facsimile. The Company, however, may make a request by telephone, facsimile, or mail strictly limited to confirming the shareholder's receipt of the proxy and requesting that the shareholder sign and return the proxy solicited by this statement. The Company does not expect to pay compensation to any party other than employees (and then only their regular salaries plus expenses) for the solicitation of proxies, but may reimburse brokers, custodians, nominees and fiduciaries for the expense of forwarding solicitation material and proxies to beneficial owners of their outstanding stock. The cost of soliciting proxies, not expected to exceed $15,000, will be borne by the Company.

      All proxies will be voted in accordance with the instructions contained therein, if properly executed and not revoked. Proxies that are signed by shareholders but that lack any such specification will be voted in favor of the proposals set forth in the Notice of the Annual Meeting. The management of the Company does not know of any other matters which will be presented for action at the Annual Meeting, but the person named in the Proxy intends to vote or act with respect to any other proposal which may be presented for action in accordance with his best judgment. Any proxy may be revoked by a shareholder at any time before it is exercised by giving written notice to that effect to the Corporate Secretary of the Company or by voting in person at the Annual Meeting.

      The presence in person or by executed proxy of the holders of a majority of the aggregate voting power represented by the shares of Common Stock, issued and outstanding and entitled to vote at the meeting, together as a single class, shall constitute a quorum for transacting business at the meeting. Any shares which are withheld or abstain from voting will be counted for the purpose of obtaining a quorum. Shares held in "street name" by brokers or nominees who indicate that they do not have discretionary authority to vote such shares as to a particular matter ("broker non-votes") will not be counted as votes "for" or "against" the proposals, and will not be counted as shares voted on such matter.

      The total number of votes cast "for" will be counted for purposes of determining whether sufficient affirmative votes have been cast to approve each proposal. Abstentions from voting on a proposal, as well as broker non-votes, will be considered for purposes of determining the number of total votes present at the Annual Meeting. Abstentions will have the same effect as votes against the proposals, but will not affect the election of directors.

      The affirmative vote of the holders of a majority of the shares of Common Stock present or represented at the meeting is required to elect the Board of Directors and to ratify and approve the selection by the Board of Kane, Hoffman & Danner, P.A. as the Company's independent accountant for the current year.

      Management of the Company has been informed by the executive officers and directors of the Company that such parties intend to vote all shares they beneficially hold with voting rights FOR the nominees and FOR all of the proposals set forth in the notice. Together, such parties and proxies represent approximately 32.1% of the votes eligible to be cast at the Annual Meeting.

                           SECURITY OWNERSHIP OF CERTAIN
                          BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth information as of May 31, 2002, based on information obtained from the persons named below, with respect to the beneficial ownership of the Common Stock by (i) each person known by the Company to own beneficially 5% or more of the 10,375,776 outstanding shares of Common Stock, (ii) each director and officer of the Company and (iii) all directors and officers as a group:
                                                                   Percentage
Name and Address                              Number of Shares    Beneficially
of Beneficial Owner                           Beneficially Owned    Owned (1)

Steven Abboud (2) (3) (4)(5)                        2,303,895          22.2%
16569 Summit Drive
Omaha, Nebraska 68136

Joann Abboud (3)                                      929,280           8.9%
60 Seagate Drive #703
Naples, Florida 34103

Shining Star Investments, Inc.                        895,358           8.6%
16569 Summit Drive
Omaha, Nebraska 68136

Executive Officers & Directors (7)
Bryan Abboud (2) (6)                                3,320,081          31.9%

Thomas Hawkins                                          3,000   less than 1%

Thomas Glaza                                                0            n/a

Dave Stein                                                  0            n/a

James Doukas                                            6,000   less than 1%

Jonathan Shatz                                              0            n/a

All Executive Officers & Directors as a Group       3,329,081          32.1%

      (1) The number of shares and percentage of class beneficially owned by the entities above is determined under rules promulgated by the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days through the exercise of any stock option or other right. The inclusion herein of such shares, however, does not constitute an admission that the named shareholder is a direct or indirect beneficial owner of such shares. Unless otherwise indicated, each person or entity named in the above table has sole voting power and investment power (or shares such power with his or her spouse) with respect to all shares of capital stock listed as owned by such person or entity.

      (2) Steven Abboud is the beneficial owner of 88% of the voting stock of Shining Star Investments, Inc. ("SSI") and Bryan Abboud is the beneficial owner of 12% of the voting stock of SSI. SSI owns a total of 895,358 shares of the Company's Common Stock, therefore 787,915 of SSI"s shares are owned by Steven Abboud and are included in his ownership figure in the above table, and the remaining 107,443 shares are owned by Bryan Abboud and are also included in his ownership figure in the above table.

      (3) Joann Abboud is the mother of Bryan Abboud and Steven Abboud. Joann Abboud is the principal beneficial owner of 100% of the voting stock of the Ronald J. Abboud Family Trust and Camelot Investments, Inc. The Ronald J. Abboud Family Trust owns 277,601 shares of the Company's Common Stock. Camelot Investments, Inc. owns 75,913 shares of the Company's Common Stock. All of these shares are reflected in the total 929,280 shares owned by Joann Abboud.

      (4) Gene Abboud is the principal and beneficial owner of 50% of the voting stock of Masadi Financial, which owns a total of 627,101 shares of the Company's Common Stock. Gene Abboud is a second cousin of Bryan and Steven Abboud. Steven Abboud is the beneficial owner of the remaining 50% of Masadi Financial. Gene and Steven Abboud each own 313,550.50 shares of the 627,101 total shares Masadi owns in the Company. The 313,550.50 shares owned by Steven Abboud are reflected in his total ownership figure in the table above.

      (5) Includes 90,000 shares beneficially owned by Steven Abboud by virtue of his ownership of an option to purchase 90,000 shares of common stock through January 25, 2005, at the exercise price of $1.25 per share.

      (6) Includes 424,938 shares beneficially owned by Bryan Abboud by virtue of his ownership of options to purchase: (i) 150,000 shares of common stock through January 31, 2005, at the exercise price of $1.00 per share;
      (ii) 20,000 shares of common stock through January 29, 2005, at an exercise price of $1.25 per share; (iii) 78,938 shares of common stock through December 31, 2001, at an exercise price of $0.50 per share; and
      (iv) 176,000 shares of common stock through December 31, 2002, at an exercise price of $1.25 per share.

      (7) The address for all of the Executive Officers and Directors is 501 Brickell Key Drive, Suite 603, Miami, Florida 33131.

              MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

      The Company's common stock ("Common Stock") currently trades on the OTC Bulletin Board under the symbol "GAMM."

      The table below sets forth the high and low sales prices for the Common Stock for each quarter of 2000 and 2001 and the first quarter of 2002. The quotations below reflect inter-dealer prices, without retail markup, markdown or commission and may not represent actual transactions:

      Year        Quarter     High         Low
      ----        -------     ----         ---
      2000        First       $5.00       $1.00
                  Second      $2.00       $1.00
                  Third       $3.95       $0.55
                  Fourth      $1.75       $0.25
      2001        First       $0.53       $0.31
                  Second      $1.95       $0.30
                  Third       $1.80       $0.41
                  Fourth      $0.90       $0.22
      2002        First       $0.38       $0.22

      The closing trading price on June 10, 2002, was $0.31.

                                FINANCIAL STATEMENTS

      The Company's financial statements together with the report thereon of Clyde Bailey, P.C. for the fiscal year ended December 31, 2001 and the supplementary quarterly information for the quarter ended March 31, 2002 beginning on page 10 of the Company's Annual Report to Shareholders for the year ended December 31, 2001, are incorporated herein by reference.

                                   PROPOSAL NO. 1
                               ELECTION OF DIRECTORS

      The Board of Directors has determined that there will be four (4) directors of the Company elected at the Annual Meeting. The Board of Directors has nominated Bryan Abboud, Dave Stein and James Doukas as directors of the Company and Thomas Glaza as Chairman of the Board of Directors of the Company. In the absence of other instructions, the proxies will be voted for each of the individuals named, each of whom the Board proposes for election as a director of the Company. If elected, such individuals will serve until the next Annual Meeting of shareholders or until their successors are duly elected and qualified. All of the nominees are members of the present Board of Directors.

      The Board recommends a vote FOR the election of each of the nominees listed below.

      The Board has no reason to believe that any nominee would be unable or unwilling to serve if elected. If a nominee becomes unable or unwilling to accept nomination or election, the Board will either select a substitute nominee or will reduce the size of the Board. If you have submitted a proxy voting for the nominees and a substitute nominee is selected, your shares will be voted for the election of the substitute nominee.

About the Directors

      Set forth below is biographical and other information about the persons who will make up the Board following the annual meeting, presuming election of the nominees named above.

Name                    Age         Position
Bryan Abboud            31          CEO, President and Director
Thomas Glaza            67          Chairman of the Board of Directors
Dave Stein              55          Director
James Doukas            67          Director

      Bryan Abboud was the Chairman of the Board of Directors of the Company from 1998 to February 2001, has been chief executive officer and president of the Company since January 2002, and managing director and co-founder of IGW since 1997. Mr. Abboud is also a co-founder and current board member of the Interactive Gaming Council, the online gaming industry's premier trade association. Starting as an online gaming industry pioneer in 1995, he has assembled personnel, arranged financing, and led the Company successfully into the online gaming software industry. Earlier, Mr. Abboud was involved in upper management of a company in the high-tech consumer electronics industry. Before this he served as vice president of marketing and co-founded Vista International, Inc. where he was responsible for all U.S. sales, advertising and promotions. Mr. Abboud earned a Masters in International Management at the American Graduate School of International Management (Thunderbird) and received a Bachelor of Science Degree in Commerce, with emphasis in Marketing at Santa Clara University. He also attended Sup de Co in Rouen, France.

      Thomas Glaza accepted his appointment as Chairman of the Company's board of directors in February 2001. He is expected to serve on the Company's compensation committee and audit committee once they are formed. He retired from the MAPICS Corporation in March 2000 but continues to provide occasional consulting services. Mr. Glaza serves on the boards of directors of two reporting companies, On Line Power (OTCBB: OPWR) and CEMIS. Between 1988 and 1998, Mr. Glaza held a variety of positions with MAPICS Corporation, including Vice President of Marketing and

Business Development. His duties involved contract negotiations, establishing internal corporate strategy, traditional activities of marketing, and co-ordination programs with the corporate marketing organization. From 1981 to 1988, Mr. Glaza founded GMD, a private software development and services firm servicing implementations of MAPICS and CAD systems where he served as chief executive officer and chief operating officer. From 1973 to 1980, Mr. Glaza held various managerial positions in the Manufacturing Industry Marketing Department of the General Systems Division of the IBM Corp. in Atlanta, which led to the development of MAPICS. From 1970 to 1973, he was the marketing manager for the IBM Branch Office in Portland, Oregon. In 1959, Mr. Glaza received his MBA from the University of Michigan, majoring in statistics and marketing. In 1957, Mr. Glaza graduated with a Bachelor of Business Administration from the University of Michigan where he majored in marketing and finance.

      Dave Stein has been a director of the Company since January 31, 2002. He is expected to serve as chairman of the Company's audit committee and as a member of the Company's compensation committee once they are formed. For the past decade, Mr. Stein has focused on consulting with and coaching sales executives and their teams in 48 states and 20 countries to win business. He is the author of How Winners Sell: 21 Proven Strategies to Outsell Your Competition and Win the Big Sale, which defines the strategies and related tactics for sales professionals to thrive in our new world of information overabundance, intense competition, and product and service commodization. Mr. Stein has worked with large enterprises such as IBM, Hewlett-Packard, ALLTEL, Bayer, NEC, Siemens, Oracle, Invensys, Pitney Bowes, MCI, AT&T, Unisys, Ciber, and McGraw-Hill, as well as many smaller companies. He has been the president of The Stein Advantage, Inc., a sales consulting company, from July 1997 to the present, and was the Director of Worldwide Business Development for Marcam Corporation from 1995 to 1997. From 1980 until he founded The Stein Advantage in 1997, Mr. Stein was employed by several leading-edge high technology companies in a number of roles: programmer, systems engineer, sales representative, sales manager, Director of Worldwide Sales Development, VP of Sales, VP of Marketing, VP of International Operations, VP of Client Services and VP of Strategic Alliances. In the early 1990's Mr. Stein lived and worked in Europe initiating, organizing and establishing the international operations for Datalogix International. He is a member of the National Speakers Association and the Strategic Account Management Association (SAMA). Mr. Stein graduated from the City College of New York with a Bachelor of Arts degree and pursued postgraduate studies at the City University of New York.

      James Doukas has been a director of the Company since April 9, 2002. Mr Doukas is expected to serve as chairman of the Company's compensation committee and as a member of its audit committee, which committees are currently being structured. Mr. Doukas served in the military for over 32 years and was responsible for formulating and executing multi-million dollar budgets, leading large organizations of over 3,500 personnel, negotiating sensitive agreements with foreign governments, and conducting strategic planning at the national level. From 1988 to 1998, he was executive vice president of RJ Moore and Associates, a start up engineering firm for which he had regional responsibility in sales, marketing, and personnel recruitment. Mr. Doukas received a Bachelor of Arts degree from St. Benedicts College and a Master of Arts degree from George Washington University.

Meetings and Committees of the Board of Directors

      The Board held eighteen (18) meetings and took action by written consent ten (10) times during fiscal 2001. All of the directors attended the meeting of the Board of Directors during fiscal 2001.

      The Company currently has no standing audit, compensation, or nominating committees, and no committees performing similar functions, but expects to have an audit and compensation committee in place before December 31, 2002.

Directors' Compensation

      All directors receive annual options to purchase 12,000 shares each of the Company's common stock per year. Such options bear exercise prices equal to the weighted average of the common stock's closing price for the three (3) months prior to the granting of such options. Awarding occurs at the beginning of the year and vesting occurs as the year transpires or upon termination of the Director. All Directors are reimbursed for out-of-pocket expenses incurred in connection with the Company's business.

                              OTHER EXECUTIVE OFFICERS

      The Officers of the Company are elected by the Board of Directors at the first meeting after each annual meeting of the Company's shareholders, and hold office until their death, or until they resign or have been removed. Set forth below is biographical and other information concerning the Company's executive officers who are not also members of the Company's Board of Directors.

Name                          Age         Position
----                          ---         --------
Thomas Hawkins                50          Secretary
Jonathan Shatz                42          Chief Financial Officer

      Thomas Hawkins has been Secretary of the Company since June of 1999. Mr. Hawkins has twenty years experience in investment banking, and financial business consulting and has participated in raising debt and equity venture capital for start-up to small business concerns through private placements and public offerings. For the past five years, Mr. Hawkins has been employed as a small business financial consultant for both private and public companies. In such capacity, he organizes and works with client companies in preparing and conducting their annual and/or special shareholders meetings, acts as inspector of election and balloting and assists in the preparation of the minutes of the meetings. He is currently assisting Marina Capital, Inc. (a Utah corporation) and Beeper Plus, Inc., (a publicly traded Nevada corporation) in the development of their proxy statements for their scheduled annual shareholders meetings. Mr. Hawkins has been responsible for pricing, negotiating and structuring private placement offerings and initial public offerings. He was a branch manager and stock-trader for Citiwide Securities, Inc. As a stock-trader, he attained the distinction of being one of the first minority OTC stock-traders in the country. In addition, Mr. Hawkins was publisher for the Americana Corporate Finance Reporter, a national magazine focusing on corporate finance strategies for small to medium sized companies. Mr. Hawkins graduated from the University of Arizona with a Bachelor of Science Degree, in Business and Public Administration. He was a member of Tip O'Neil's National Democratic Speakers Club and has co-sponsored events surrounding the National Democratic Black Caucuses in Washington, D.C. Mr. Hawkins has also coordinated and conducted Investment Seminars.

      Jonathan Shatz has been Chief Financial Officer of the Company since June 3, 2002. Mr. Shatz has over twenty years of international finance, banking, brokerage and investor relations experience. From 1999 to 2002 he served as the vice-president in charge of the Miami office of Columbia Financial Group, a national investor relations firm, where he assisted publicly traded companies in improving their exposure in the investment community. As senior manager of the emerging markets consulting division for Ernst & Young from 1995 to 1998, Mr. Shatz led complex due diligence consulting assignments for banks and financial institutions in Russia, the Middle East, Eastern Europe and Asia. From 1991 to 1995, Mr. Shatz served as President of AJ consulting, an international business consulting firm with Corporate, Government and Non-profit clients. Mr. Shatz also served in senior roles in audit and risk management for The First National Bank of Chicago from 1985 to 1991, and as a staff accountant in the audit and tax departments of Price Waterhouse from 1982 to 1985. Mr Shatz received a law degree from the University of Southampton in England and is a chartered accountant. He has also obtained his securities and insurance licenses.

Compliance with Section 16(a) of the Exchange Act

      Based solely upon a review of forms 3, 4 and 5 furnished to the Company, the Company is not aware of any person who at any time during the fiscal year ended December 31, 2001, was a director, officer, or beneficial owner of more than ten percent of the Common Stock of the Company, and who failed to file, on a timely basis, reports required by Section 16(a) of the Securities Exchange Act of 1934 during such fiscal year. However, Bryan Abboud made two purchases of Company common stock during January 2002, which was reported on a Form 4 filed on February 26, 2002.

                          COMPENSATION AND OTHER BENEFITS

Executive Compensation

      The following table provides summary information for the years 2001, 2000 and 1999 concerning cash and non-cash compensation paid or accrued by the Company to or on behalf of its chief executive officer for the appropriate years.

                             SUMMARY COMPENSATION TABLES

                                                               Long Term Compensation
                                  Annual Compensation            Awards           Payouts
                          -----------------------------  -----------------------  -------
                                                         Restricted   Securities
                                           Other Annual    Stock      Underlying   LTIP       All Other
Named Officer     Year   Salary    Bonus   Compensation    Awards      Options    Payouts   Compensation
-------------     ----  --------   -----   ------------  ----------   ----------  -------   ------------
Bryan Abboud      2001  $120,000  $15,000   $33,708(1)      - 0 -        - 0 -     - 0 -        - 0 -
   President
Donald J. Lisa    2001  $ 42,500  $     0   $21,091(1)      - 0 -         (3)      - 0 -        - 0 -
   President      2000  $ 60,000  $     0   $     0         - 0 -        - 0 -     - 0 -        - 0 -
Todd Elmquist     2001  $164,000  $10,000   $44,839(2)      - 0 -        - 0 -     - 0 -        - 0 -
   Chief Information
   Officer of IGW
David Wintroub    2000  $ 48,000  $     0   $     0         5,000         (4)      - 0 -        - 0 -
   President
Steven Abboud     1999  $ 34,000  $     0   $     0         1,000        - 0 -     - 0 -        - 0 -
   President

   (1) Bryan Abboud received reimbursement for living expenses. Don Lisa received reimbursement for the use of a portion of his home as the temporary headquarters of the Company.

   (2) Todd Elmquist received reimbursement for living and transportation expenses.

   (3) For his services, Lisa was granted an option to purchase 18,639 shares of common stock through January 29, 2005, at an exercise price of $1.25 per share.

   (4) For his services, Wintroub was granted (i) an option to purchase 19,000 shares of common stock through January 29, 2005, at an exercise price of $1.25 per share, and (ii) an option to purchase 55,000 shares of common stock through January 29, 2005, at an exercise price of $2.25 per share.


                      Option/SAR Grants in Last Fiscal Year
                               (Individual Grants)

                 Number of       Percent of Total
                Securities         Options/SARs        Exercise of
                Underlying          Granted to          Base Price
Name           Options/SARS  Employees in Fiscal Year  Price ($/Sh)  Expiration Date
-------------  ------------  ------------------------  ------------  ---------------
Bryan Abboud      78,938(1)            49.3%            $0.50/Share  December 31, 2008
Todd Elmquist     55,256(1)            34.5%            $0.50/Share  December 31, 2008


   (1) On February 22, 2002, the term of the options granted to purchase these shares was extended from December 31, 2001 to December 31, 2008.

                                     PROPOSAL 2
                 RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     Subject to ratification by the shareholders, the Board has selected Kane, Hoffman & Danner, P.A., independent auditors, to audit the financial statements of the Company for the fiscal year ending December 31, 2002. Although shareholder approval of the Board of Directors' selection of Kane, Hoffman & Danner, P.A. is not required by law, the Board of Directors believes that it is advisable to give shareholders an opportunity to ratify this selection. If the shareholders do not approve this proposal at the Annual Meeting, the Board of Directors may reconsider the selection of Kane, Hoffman & Danner, P.A.

     Representatives of Kane, Hoffman & Danner, P.A. and Clyde Bailey, P.C., the Company's previous auditor for fiscal years ending 2000 and 2001, are not expected to be present at the Meeting.

     The Board recommends a vote FOR the ratification of the appointment of Kane, Hoffman & Danner, P.A. as independent auditors.

                           INDEPENDENT PUBLIC ACCOUNTANTS

     On June 10, 2002, Kane, Hoffman & Danner, P.A. was selected by the Board as the Company's independent auditor for the current year. Clyde Bailey, P.C. ("Clyde Bailey") served as the Company's independent auditor for the two most recent fiscal years. There was no disagreement with Clyde Bailey on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. Clyde Bailey's financial statements did not contain an adverse opinion or disclaimer of opinion. The change was prompted by the fact that the Company has requirements that exceed the capacity of Clyde Bailey to service those needs and also by the fact that Clyde Bailey is not geographically located close to the Company, whereas Kane Hoffman & Danner P.A. is a local firm in Miami that can be responsive to immediate needs.

Audit Fees

     Clyde Bailey, P.C. billed the Company an aggregate of $10,200 in fees for professional services rendered in connection with the audit of the Company's financial statements for the most recent fiscal year ended December 31, 2001.

Financial Information Systems Design and Implementation Fees

     Clyde Bailey, P.C. did not bill the Company for any professional services rendered to the Company and its affiliates for the fiscal year ended December 31, 2001 in connection with financial information systems design or implementation, the operation of the Company's information system or the management of its local area network.

All Other Fees

     Clyde Bailey, P.C. has not billed the Company any other fees for professional or other related services.

     The Company's Board of Directors has determined that the provision of services by Clyde Bailey, P.C., as set forth above, is compatible with maintaining Clyde Bailey's independence.

                                 PROPOSAL NO. 3
                                 OTHER BUSINESS

     The Board of Directors is not aware of any business to come before the meeting other than those matters described above in this proxy statement. If, however, any other matters should properly come before the meeting, it is intended that holders of proxies will act in accordance with their judgment on such matters.

                               DESCRIPTION OF BUSINESS

     The description of the Company's business beginning on page 3 of the Company's Annual Report to Shareholders for the year ended December 31, 2001, is incorporated herein by reference.

     The Company spent $458,709 on research and development and $301,059 on maintenance of its current computer software programs in 2001. In 2000, the Company spent a combined $613,234 on research and development and maintenance.

     As of May 17, 2002, the Company had a total of thirty-nine (39) employees, all of which were employed full-time.

                        EQUITY COMPENSATION PLAN INFORMATION

                                               Number of            Weighted-          Number of securities
                                            securities to be     average exercise    remaining available for
                                              issued upon           price of          future issuance under
                                              exercise of         outstanding          equity compensation
                                              outstanding           options,             plans (excluding
                                           options, warrants      warrants and       securities reflected in
Plan Category                                  and rights            rights                column (a))
------------------------------------------------------------------------------------------------------------
                                                  (a)                  (b)                    (c)
------------------------------------------------------------------------------------------------------------
Equity compensation plans approved by              0                   n/a                     0
security holders
------------------------------------------------------------------------------------------------------------
Equity compensation plans not approved by      1,899,668             $1.21                     0
security holders
------------------------------------------------------------------------------------------------------------
Total                                          1,899,668             $1.21                     0
------------------------------------------------------------------------------------------------------------

Description of Equity Compensation

     During the past several years, employees of the Company have been granted options to acquire shares of the Company's common stock. These options were not set forth in a formal stock option plan but were provided as motivation and incentives to individuals who, in the Company's opinion, were important to the Company's success. The total number of options granted and their terms for each year are as follows:

                 Total    Exercise
        Year    Options   Price      Expiration Date
        ----    -------   --------   -----------------
        1998    157,875    $0.50     December 31, 2008
                  2,250    $1.67     December 31, 2008
        1999    422,000    $1.25     December 31, 2009
                  5,300    $1.50     December 31, 2009
                 48,200    $1.67     December 31, 2009
        2000    100,000    $0.60     January 29, 2005
                592,383    $1.25     January 29, 2005
                 15,360    $1.67     January 29, 2005
                 82,500    $2.00     January 29, 2005
                 74,000    $2.25     January 29, 2005
                 31,800    $2.50     January 29, 2005
                 24,000    $5.00     January 29, 2005
        2001     37,500    $0.38     December 31, 2004
                271,500    $0.71     December 31, 2004
                 35,000    $0.82     December 31, 2004

Shareholders

     The Company is authorized to issue One Hundred Million (100,000,000) shares of Common Stock and Twenty-Five Million (25,000,000) shares of preferred stock. As of May 31, 2002, there were approximately 124 shareholders of record holding a total of 10,375,776 shares of Common Stock. There are no shares of the Company's preferred stock outstanding.

Dividends on the Common Stock

     The Company has not declared a cash dividend on its Common Stock in the last two fiscal years and it does not anticipate the payment of future dividends. There are no other restrictions that currently limit the Company's ability to pay dividends on its Common Stock other than those generally imposed by applicable state law.

              MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Forward-looking Information

     This information statement contains forward-looking statements. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. These statements relate to future events or to our future financial performance. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of such terms or other comparable terminology. These statements are only predictions. Actual events or results may differ materially. There are a number of factors that could cause our actual results to differ materially from those indicated by such forward-looking statements.

     Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, it cannot guarantee future results, levels of activity, performance, or achievements. Moreover, the Company does not assume responsibility for the accuracy and completeness of such forward-looking statements. The Company is under no duty to update any of the forward-looking statements after the date of this information statement to conform such statements to actual results. The foregoing management's discussion and analysis should be read in conjunction with the Company's financial statements and the notes herein.

General

     The Company generates operating revenues exclusively from its wholly owned subsidiaries, IGW and Prevail. The Company's subsidiaries, IGW and Prevail currently generate revenues from three (3) primary sources: (i) licensing fees,
(ii) monthly website hosting and maintenance fees, and (iii) royalties and advertising fees.

     The Company intends to implement its business strategy by:

     (1) Continuing to enhance its technology;
     (2) Seeking sales with unidentified companies that are:

         (a) in the Internet/Technology/Software industries,
         (b) financially stable,
         (c) have a seasoned management team, and
         (d) are efficiently staffed, and

      (3) Developing brand name recognition through cross marketing and merchandising.

Results of Operations

     The Company experienced its highest revenues to date and was cash flow positive for the fiscal year ended December 31, 2001. The Company's revenues increased to $4,708,468 for the year ended December 31, 2001 as compared to $4,572,489 for the twelve months ended December 31, 2000, continuing the Company's unbroken string of substantial year to year top line growth reports since its inception in 1997.

     For the year ended December 31, 2000, the Company reported its first net profit before taxes of $234,574. Due to an increase in expenses in 2001, the Company still experienced a net profit, but slightly lower than the same period in 2000 at $134,414.

     The top line growth is primarily due to additional revenues generated from software licensing, and Website services for licensees (including Royalties). Revenues from software licensing of $50,000, hosting services of $87,312, and royalties of $3,862,482, which are the significant income sources, accounted for 85% of the total revenues for the twelve months ended December 31, 2001. As of December 31, 2001, the Company supported 15 fully operational licensee websites.

     For the fiscal year ended December 31, 2001, Prevail generated revenues of $143,929, as compared to $723,415 for the year ended December 31, 2000. As of December 31, 2001, Prevail revenue accounted for approximately 3% of the Company's revenues for that period, as compared to 16% for the year ended December 31, 2000. The decrease in Prevail's operational results was due to the Company's temporary suspension of Prevail's website maintenance activities and a consequent discounting of advertising fees during the redevelopment of its websites.

     Operating expenses were $3,722,796 for the twelve months ended December 31, 2001 as compared to $3,410,044 for December 31, 2000. As a percentage of revenues, operating expenses increased from 75% to 79% as a result of an increase in depreciation and amortization expenses to $1,070,713 for the year ended December 31, 2001 as compared to $762,382 for the same period in 2000.

     Tax expenses for tghe twelve months ended December 31, 2001 were $16,667 as compared to $16,912, for 2000. The majority of the Company's income is generated from IGW in Curacao and is taxed at the rate of about 3%.

Three Month Period Ended March 31, 2001 Compared to Same Period in 2002

     The Company's revenues increased to $1,432,235 for the quarter ended March 31, 2002 as compared to $1,102,253 for the three months ended March 31, 2001, representing an increase of 30%. Cost of revenues also increased for the three months ended March 31, 2002, from $175,452 during 2001, as compared to $367,157 during 2002. The higher cost of revenue was more than offset by the Company increased revenues, allowing the Company's gross profit to improve 15%, rising to $1,065,078 for the three months ended March 31, 2002, as compared to a gross profit of $926,801 for the three months ended March 31, 2001.

     Increased operating expenses for the three months ended March 31, 2002, of $1,029,592 as compared to $867,536 for the quarter ended March 31, 2001, offset the increase in gross profit. Accordingly, income from operations decreased slightly to $35,486 for the three months ended March 31, 2002, as compared to income from operations of $59,265 for the quarter ended March 31, 2001.
The primary reason behind the increase in operating expenses was an increase in wages and salaries, from $336,759 in the first quarter of 2001, versus $452,814 for the quarter ended March 31, 2002 - this was a result of employing an additional 12 people compared to 2001. Also, the Company's depreciation expense increased 17% from $251,763 to $293,560.

     Total other expenses for the quarter ended March 31, 2002 rose slightly to $41,947, as compared to $24,346 for the quarter ended March 31, 2001. This slight increase resulted in a net loss of $15,480 for the quarter ended March 31, 2002 as compared to the Company's net income of $31,888 for the quarter ended March 31, 2001.

     For the quarter ended March 31, 2002, Prevail generated revenues of $9,700, as compared to $80,665 for the quarter ended March 31, 2001. As of March 31, 2002, Prevail revenue accounted for less than 1% of the Company's revenues for that period, as compared to 7% for the quarter ended March 31, 2001. Because Prevail is spending very little resources in marketing itself, the revenues are commensurately lower and it is still in the process of restructuring. The Company is making efforts under new management to enhance its current position in the online gaming portal market.

Liquidity and Capital Resources

Year Ended December 31, 2001 Compared to Year Ended December 31, 2000

     Cash and cash equivalents were $189,091 for the year ended December 31, 2001. Net cash generated from operating activities for the twelve months ended December 31, 2001 increased to $910,528 compared to $524,746 for the twelve months ended December 31, 2000. The increase in cash from operations was primarily due to payments against Notes Receivable.

     Net cash used for investing activities for the twelve months ended December 31, 2001 was $778,700 compared to $753,985 for the twelve months ended December 31, 2000. The increase was primarily due to an increase of proprietary software investment. Net cash provided by financing activities for the twelve months ended December 31, 2001, was $107,192, as compared to $157,410 for the twelve months ended December 31, 2000.

Three Month Period Ended March 31, 2001 Compared to Same Period in 2002

     The Company's cash position significantly improved during the quarter ended March 31, 2002, as a result of one of its largest clients tendering the majority of its fees receivable. Thus, cash and cash equivalents were $647,366 at March 31, 2002, as compared to $22,225 as of December 31, 2001. The reduction in accounts receivable from $1,401,285 on March 31, 2001, to $887,690 on March 31, 2002, and the resultant $313,885 from non-cash expenses (primarily depreciation), were the predominant reasons behind the Company's solid cash position. The provision of net cash generated from operating activities for the three months ended March 31, 2002 increased to $798,845, as compared to $189,662 for the three months ended March 31, 2001.

     Net cash used for investing activities for the three months ended March 31, 2002 was $262,823 compared to $332,032 for the three months ended March 31, 2001. Net cash used in financing activities for the three months ended March 31, 2002, was $77,748, as compared to net cash provided by financing activities of $140 for the three months ended March 31, 2001.

     The Company expects to continue to finance its ongoing operations and expansion through working capital. However, it may seek some financing in the event it chooses to expand its operations more aggressively than its cash flow will allow.

                   CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Mr. Steven Abboud, a shareholder and former officer and director of the Company, and Mr. Bryan Abboud, Chief Executive Officer and President of the Company and Managing Director of Interactive Gaming & Wagering, NV, are brothers and sons of Joann Abboud, and are the principal beneficial owners of 88% and 12%, respectively, of the voting stock of Shining Star Investments, Inc., a shareholder of the Company.

     Mr. Gene Abboud, a shareholder of the Company is a second cousin to Mr. Steven Abboud and Mr. Bryan Abboud, and is the principal and beneficial owner of 50% of the voting stock of Masadi Financial, a shareholder of the Company.

     On December 31, 1998, Steve Abboud loaned $20,000 to the Company's wholly owned subsidiary, IGW. This debt has not yet been repaid and is now in the amount of $26,115 accruing interest at fifteen percent (15%) per annum.

     On August 1, 1998, Bryan Abboud loaned $20,000 to IGW. This debt has not yet been repaid and is now in the amount of $24,572 accruing interest at fifteen percent (15%) per annum.

     On July 18, 2000, Shining Star Investments, Inc. loaned $40,000 to the Company, secured by a promissory note requiring monthly payments of fifteen percent (15%) per annum interest only. This note is convertible into Common Stock at $0.50 per share on or before August 1, 2002.

     On April 30, 2001, Joann Abboud loaned the Company $240,000 for the purchase of computer equipment which is secured by a promissory note in the same amount. The note earns interest at the rate of fifteen percent (15%) per year, and became due and payable in full on April 30, 2002. This note has been satisfied to the extent of $200,000 and the remainder has been extended until April 30, 2003.

     Joann Abboud loaned the Company $92,145 for operational expenses which is secured by a promissory note bearing interest at fifteen percent (15%) per year and due and payable in full on May 1, 2003.

                  DEADLINE FOR SUBMISSION OF SHAREHOLDER PROPOSALS

     Proposals of shareholders that are intended to be presented at the Company's next Annual Meeting must comply with the requirements of Rule 14a-8 promulgated by the Securities and Exchange Commission under Regulation 14A of the Securities Exchange Act of 1934, and must be received by the Company no later than December 15, 2002 in order to be included in the proxy statement and proxy relating to the meeting.

                                    ANNUAL REPORT

     The Company will provide without charge to each shareholder of record as of May 31, 2002, upon the written request of such person, a copy of the Company's Form 10-KSB, including the financial statements, for the year ending December 31, 2001. A copy of any exhibit to the Company's Form 10-KSB may also be obtained from the Company at no charge upon written request for each such exhibit requested. Such written requests should be sent to Bryan Abboud, President, Global Entertainment Holdings/Equities, Inc., 501 Brickell Key Drive, Suite 603, Miami, Florida 33131.

BY THE ORDER OF THE BOARD OF DIRECTORS:

/s/ Bryan Abboud
--------------------------------------
Bryan Abboud, Chief Executive Officer
Miami, Florida
June 19, 2002

                  GLOBAL ENTERTAINMENT HOLDINGS/EQUITIES, INC.
                        501 Brickell Key Drive, Suite 603
                              Miami, Florida 33131
                                   ***PROXY***

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
           -----------------------------------------------------------

     The undersigned hereby appoints Bryan Abboud as Proxy, with full power of substitution and revocation, the true and lawful attorney and proxy of the undersigned at the Annual Meeting of shareholders (the "Meeting") of the Company to be held Tuesday, July 16, 2002 at 10 a.m. (CDT), at Harrah's Council Bluffs Casino Hotel, Harrah's Boulevard, Council Bluffs, Iowa 51501, or any adjournments thereof, to vote the shares of Common Stock of the Company standing in the name of the undersigned on the books of the Company, or such shares of Common Stock of the Company as the undersigned may otherwise be entitled to vote on the record date for Meeting with all powers the undersigned would possess if personally present at the Meeting, with respect to the matters set forth below and described in the Notice of the Annual Meeting of shareholders dated June 19, 2002, and the accompanying Proxy Statement of the Company.

     1.    Election of the Board of Directors until the next Annual Meeting.
           [  ] For all nominees listed below (except as marked to the contrary)
                               For the nominee  Against the nominee  Abstain
           1.   Bryan Abboud          [  ]             [  ]            [  ]
           2.   Thomas Glaza          [  ]             [  ]            [  ]
           3.   Dave Stein            [  ]             [  ]            [  ]
           4.   James Doukas          [  ]             [  ]            [  ]

     2. Ratification of the employment of Kane, Hoffman & Danner, P.A. as the Company's independent auditor for the fiscal year ending December 31, 2002.
                For [  ]   Against [  ]   Abstain [  ]

     3. Any other business as may properly come before the meeting or any adjournment thereof.
                For [  ]   Against [  ]   Abstain [  ]

     4. Mark "FOR" to enroll this account to receive certain future shareholder communications in a single package per household. Mark "AGAINST" if you do not want to participate. To change your election in the future, call (305) 374-2036.
                For [  ]   Against [  ]

     In His Discretion, the Proxy Is Authorized to Vote upon Such Other Business That May Properly Come Before the Meeting.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL PROPOSALS LISTED. IF NO DIRECTIONS ARE GIVEN BY THE PERSON(S) EXECUTING THIS PROXY, THE SHARES WILL BE VOTED IN FAVOR OF ALL LISTED PROPOSALS. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER, AND UNLESS OTHERWISE SPECIFIED, THE SHARES WILL BE VOTED FOR ALL PROPOSALS.

     Please sign exactly as your name appears on your certificate. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such and submit powers of attorney or other appropriate document. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated ______, 2002


------------------------------   ----------------------   ----------------------
Please Print or Type Your Name   Signature                Number of Shares Voted

     PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY PROMPTLY TO THE ADDRESSEE IN
THE ENCLOSED STAMPED ENVELOPE.                      --------

     If you have had a change of Address, please print or type your new address(s) in the space below:

                  GLOBAL ENTERTAINMENT HOLDINGS/EQUITIES, INC.
                        501 Brickell Key Drive, Suite 603
                              Miami, Florida 33131
                            Telephone: (305) 374-2036

     Consent to Electronic Delivery of Corporate Information to Shareholders

For your convenience, we are now offering you, as a Global Entertainment Holdings/Equities, Inc. ("GAMM") shareholder, the option of viewing future GAMM corporate information, including Annual Reports and Proxy Statements, on the Internet. You can access them at your convenience and easily print them if you wish. The best part is that you would receive the information earlier than ever before.

Please note that this is a global consent to receive all corporate information of GAMM, and that you must register below to use this new service. Also please note that consenting to this service could subject you to costs associated with accessing the Internet, such as usage charges from Internet access providers and telephone companies.

If your GAMM stock is held directly with a broker, please contact ADP Investor Communication Services at http://www.icsdelivery.com/live/, which will handle your request for electronic delivery of corporate information.

If your GAMM stock is held directly with GAMM and you are a registered shareholder, please continue below.

If you would like to receive future corporate information via GAMM's web site, http://www.globalentertainment.com, rather than receiving hard copies in the
----------------------------------
mail, please enter your name and Tax Payer ID # or Social Security # below:

      Tax Payer ID# or Social Security #: __________________________

      Name(s) on Account: _____________________________________

                      REGISTRATION FOR ELECTRONIC DELIVERY

I (we) consent to use GAMM's Internet site to receive all future corporate information, including but not limited to, Annual Reports and Proxy Statements as they become available. I understand that this consent will remain in effect until I notify GAMM by mail that I wish to resume mail delivery of corporate documents.

By signing below and returning this card to GAMM at the address listed herein, I agree with the above.

Date: ____________________                     ________________________________
                                               Signature

                              E-MAIL ALERT SERVICE

We are also offering you the opportunity to enroll to receive messages (alerts) delivered to your e-mail address directly from the GAMM Investor Relations staff. You may receive notification from us periodically alerting you to some updated information on our website. Please fill in your name and e-mail address below:

Your name: ___________________________________________

E-mail address: ________________________________________

You may revoke this consent to receive electronic delivery of GAMM's corporate information at any time. To resume mail delivery or to unsubscribe from the e-mail alert service, please write to:

                  Global Entertainment Holdings/Equities, Inc.
                        501 Brickell Key Drive, Suite 603
                              Miami, Florida 33131

      Global
      Entertainment Holdings/Equities, Inc.





                           A n n u a l R e p o r t






                                     2001

                         A LETTER TO OUR SHAREHOLDERS


Dear Shareholder,

Global Entertainment and its subsidiaries, Interactive Gaming & Wagering, NV
(IGW) and Prevail Online (Prevail), achieved many successes in 2001 that have set the stage for more rapid business expansion in coming years. Positive signs can be seen in almost all areas: product development goals have been attained, financial results were near the mark, new, more focused leadership has been installed, and for the second year in a row, the company was marginally profitable.

IGW's operations were particularly successful in 2001. A major debt issue with the company's leading client was resolved. This enabled re-investment into product development on our award winning software and contributed to easing the company's historic cash flow issues. IGW was also able to release more than 10 new casino games in 2001. This helped fuel a 66% casino royalty increase from the previous year. Back office improvements have made the sportsbook product an example for the industry to follow due to its ease of use and integrated marketing technology. Most product development is now focused on increasing client profitability. Everything from creating entirely unique casino games to improved database-mining techniques have been made with the operator in mind, and, in many cases, with direct involvement from our cooperative clients. New development is also aimed at getting and retaining players through improved interfaces, new sports wagering options for globalization, and customer support software and facilities upgrades. International currency and multi-lingual software offerings by IGW are expected to greatly expand client revenues this year. These developments will give our sales efforts in 2002 a well-needed competitive advantage. As well, improved client revenue generation ability helped GAMM achieve its first year of positive cash flow with no outside paid-in capital, partially due to IGW's royalty based earnings in clients' net win.

Unfortunately, Prevail Online fell well short of targeted revenue in 2001 and posted a loss of close to $300,000 although the vast majority of which was depreciation from the purchase of www.wheretobet.com in mid 1999. A management change at the end of the 2000 and the subsequent re-structuring of the organization was felt for longer than anticipated. New management is in place and development at Prevail is currently focused on an expanded gaming search directory and the re-design of its principal web portal, www.wheretobet.com. 2002 revenue targets have been adjusted to more accurately reflect the potential during this turn-around year for Prevail although it is not certain whether these efforts will result in profitability.

Lack of financial resources has been an ongoing inhibitor to growth for GAMM and it's subsidiaries since inception. However, the restructuring of our receivables in 2001 allowed the company to make long-overdue operational improvements and support itself independently through internal cash flow. This significant accomplishment was primarily achieved through increases in royalty revenue, reaching over $3.8 million in 2001, almost a 40% increase from 2000. Although our commitment to providing current clients with superior products and services will not change, more time and resources will be dedicated to sales and marketing efforts aimed at expanding the client base, particularly focused on prospects already established in the gaming industry with less emphasis on recruiting entrepreneurs.

Other changes for GAMM in 2001 were the appointment of new Board members with more experience in sales and marketing, technology, and strategy. The offices of CEO and COO of Global were combined with the Managing Director role at IGW. This has resulted in the elimination of an unnecessary senior management position. The new Board has lead the development-both initial and ongoing-of a sound business strategy while shifting focus to a more sales oriented model. I cannot emphasize enough my delight with our new Board members. They have allowed me to make the move to CEO with much less trepidation then I might have had if this had been done in earlier years. With the new Board in place, both the company and I have become more effective. We are actively looking to enlarge the Board by adding members with experience in land-based casino operations and corporate finance; expanding into the land based casino market, as well as international markets in general, is recognized as an important aspect in the future growth of the company.

Please note that GAMM's new headquarters is in Miami, Florida. With Donald Lisa's resignation last year as CEO there was no longer reason to have the offices in his home city of Phoenix. The Miami office facilities currently house both GAMM and Prevail Online, who share a support staff. This location also offers significantly easier access to IGW's operation in Curacao.

The future prospects for the business look promising and we are doing everything in our power to make GAMM a leader in the industry. 2002 should be a year of continued growth and development. New software products and upgrades, continued industry growth and hopefully a number of new clients will make for an exciting year resulting in increased revenue and profit.

Sincerely,


/s/ Bryan P. Abboud
Bryan P. Abboud
President and
Chief Executive Officer
May 2002

                                 OUR BUSINESS

OVERVIEW

Global Entertainment Holdings / Equities, Inc. (GAMM), through its subsidiaries, Interactive Gaming and Wagering, NV (IGW) and Prevail Online, Inc. (Prevail), is primarily in the business of providing software and support services to clients who operate Internet-based live action gambling websites.

TURN-KEY OPERATIONS FOR CLIENTS

IGW offers a flexible "turn-key" solution to its clients. That is, IGW provides not only the gaming software but also the back end support necessary to operating an effective gaming site which includes a) marketing services for business volume expansion, b) communications, networking and hardware facility and support that allows for uninterrupted up-time and c) customer service operations through IGW's strategic partner, VIP Services.

GAMING SOFTWARE FOR PLAYERS

Two basic types of gaming software are provided:
1. Casino games including blackjack, craps, slots, roulette, video poker, and keno.
2. A Sportsbook that allows wagering on many worldwide sporting events including football, basketball, hockey, baseball, and horses.

BACK-OFFICE CLIENT SUPPORT

Front end games used by players are fully integrated with a state-of-the-art back-office system that allows the client to effectively operate while minimizing support, marketing and administrative costs. This aspect of IGW's product is a primary differentiation from the competition.

This support system allows real-time risk management for clients. This includes functions like quickly adjusting lines based on the balance of the play on a sporting event or monitoring the play-by-play action of high stakes players. Security of all client and player data is a built in feature with regular updates that prevent unauthorized access and malicious hacking attempts.

The back-office system also provides advanced business management facilities such as evaluation of marketing programs and real-time perspectives of business volumes and gross profit or loss by event, player, time and game type.

MARKETING SUPPORT SERVICES

IGW provides fee-based marketing support services that assist clients in expanding their business. Services based on advanced pattern recognition and demographics help clients provide customized marketing messages for current and prospective players. The website design team offers a look and feel that differentiates Global clients from other gaming sites to more effectively reach their target audiences.

HOSTING SERVICES

IGW provides hosting services composed of high-speed communication lines and computer hardware assets for all of its clients as well as the manpower to monitor the status and respond to problems on a 24x7 basis. In 2001, IGW experienced total systems availability of 99.9%, a figure comparable to major international corporations.

PREVAIL

GAMM's wholly owned subsidiary, Prevail Online, owns and operates gaming portals such as www.wheretobet.com (WTB). As Prevail's flagship site, WTB is an Internet-based portal aimed at providing gaming information to prospective and current online casino and sportsbook players. WTB offers such information as tips and strategies on how to play games more effectively, a searchable directory of online casino and sportsbook sites, promotional offers, news, and a selection of free-play casino games. Revenues are earned through advertising fees.

Prevail's other gambling portals include www.thesportsdaily.com, a site which provides information focused on the sportsbook player, and www.netbet.org, a general information on site about the online gaming industry.

THE GAMING INDUSTRY

FUTURE PROSPECTS FOR ONLINE WAGERING

The outlook for the online gaming industry is attractive. Followers of the industry place revenue growth at about 30% year over year. Since financial participation in this growth is achieved by receiving a royalty based on net win, GAMM expects to grow at a rate similar to, if not higher than, the industry average. GAMM anticipates these growth rates due to its emphasis on Sportsbook gaming products whose use and demand, according the industry experts, are growing at a higher rate than casino-based gaming.

Competitive pressure is quickly becoming a major concern for online casino operators and general overcrowding of the market is expected to foment consolidation as those companies without proper funding, management, or with uncompetitive software systems are bought up by larger companies or simply go out of business. There are now an estimated 1,200 web sites with live action, real money, traditional casino games but only about 400 of those offer a sportsbook product to their clientele. This is directly related to sportsbooks being significantly more complex from both the operational and software points of view. Casino table games have built in mathematical advantages and unvarying rules whereas sports wagering requires detailed game-by-game management. This, alongside the necessity of bearing sports wagerings' cyclical revenue stream through extremely slow periods of revenue prevents many casino operators from entering the sports market. GAMM plans to target companies with existing casino websites that are going to need a high-end, user-friendly sportsbook product in order to stay competitive.

Major US land-based casino corporations have yet to enter the domestic online wagering market due to unclear US laws and the potential risk to current operating licenses. International casino companies outside of US jurisdiction present a major market for GAMM. These companies are currently expanding operations in gaming-friendly jurisdictions around the world, including Australia, various Caribbean nations, South Africa, Isle of Man, and Gibraltar. The global market for online wagering is expanding rapidly, especially in Europe and Southeast Asia and GAMM is currently working to gain share in this market through new, multi-lingual gaming products and aggressive promotion of its services in those markets.

LEGAL ENVIRONMENT

Some US government agencies regard online wagering to be illegal and there is pending legislation in the US Congress specifically aimed at the prohibition of Internet wagering by US citizens. Other similar bills have failed in the past but near-future outlooks see no cease by at least some legislators in pressing for an outright ban. Current pending legislation is aimed at the restriction of E-commerce. Specifically, a law would prevent credit card issuing banks from allowing their customers to use their cards to send money to, or receive money from, online wagering websites. The law would also make the operation of online wagering websites within US jurisdiction illegal (it is important to note that there are currently no known casino websites that are operated within US jurisdiction). Past history indicates that limiting yet another method of fund transfer will only result in new avenues opening up. For example, in the late 1990's Western Union, under pressure from the Florida Attorney General, eliminated direct cash transfers to casino and sportsbook operations. Although for many operations this was the primary method of receiving player money other methods were quickly implemented and accepted by the overwhelmingly sympathetic and flexible gaming public. The same should hold true in the future, especially with the recent proliferation of reliable and anonymous cash transfer companies such as Paypal and Firecash.

Land-based US casinos have not pushed for legalization and at one time lobbied against online wagering because it was considered a competitive threat. Rather than risk profitable licenses with still undetermined legal interpretations they have stayed out of online casino operations. This is expected to change as more international casino companies, that see additional revenue and a hugely expanded client base, move into the online market and begin to profit over the next several years.

                              FINANCIAL OVERVIEW

Global Entertainment Holdings/Equities Inc. has ended the year 2001 with its second consecutive profitable year. The net profit of $117,747 in 2001 follows a profit of $217,662 for the year ending December 31, 2000. The Company's consistently positive results in a market where many competitors are realizing net losses provides evidence of the competitive advantage Global has achieved with IGW's user-friendly software system and a formalized organizational structure.

ROYALTY INCOME

[Graphic chart has been deleted due to electronic filing. The deleted graphic traces Global's varying royalty income, which in tabular form, is as follows:]


           Date                     Amount of Income
      ------------------            ----------------
      March 31, 1999                    $243,539
      June 30, 1999                     ($8,265)
      September 30, 1999                $172,446
      December 31, 1999                 $430,969
      March 31, 2000                    $275,341
      June 30, 2000                     $160,824
      September 30, 2000                $355,643
      December 31, 2000                 $359,898
      March 31, 2001                    $304,370
      June 30, 2001                     $262,382
      September 30, 2001                $211,707
      December 31, 2001                 $700,179

During the twelve months ended December 31, 2001 the Company's revenues increased 3% from $4,572,489 in 2000 to $4,708,468 in 2001. Global's wholly owned subsidiary Interactive Gaming and Wagering, N.V. (IGW) is the primary source of revenue growth. During the fourth quarter of 2001 it experienced its highest level of operations since its inception in 1997, posting revenues of $1,837,589. This is nearly a 60% increase as compared to the same quarter in 2000. The most important revenue source for IGW is software licensing, producing a total of $3,862,482 during 2001, an increase of 37% from the $2,826,718 received during the year ended on December 31, 2000. Software licensing fees represent 82% of IGW's total revenues followed by bandwidth fees that constituted 7% of total revenues. Special projects, a line item for the marketing services department, contributed about 5% of total revenues, hosting fees 2%, and initial installation licensing fees added about 1%. As of December 31, 2001, IGW supported 15 fully operational licensee web sites.

Two consecutive profitable years and the restructuring of the accounts receivable enabled the Company to significantly improve its cash position.

NET CASH FLOW

[Graphic chart has been deleted due to electronic filing. The deleted graphic identifies Global's varying net cash flow, which in tabular form, is as follows:]

        Quarter Ended         Net Revenues
      ------------------      ------------
      December 31, 2001        $189,091
      September 30, 2001        $92,697
      June 30,2001              $84,125
      March 31, 2001            ($6,672)

[Graphic chart has been deleted due to electronic filing. The deleted graphic traces Global's decreasing average period of collection, which in tabular form, is as follows:]

                         AVERAGE PERIOD OF COLLECTION

        Quarter Ended         Number of Days to Collect
      ------------------      -------------------------
      December 31, 2000                 173
      March 31, 2001                     53
      June 30, 2001                      55
      September 30, 2001                 34
      December 31, 2001                  56


The Company expects its revenue and net profits to substantially increase year to year moving forward, supported primarily by IGW's royalty growth, marketing services and an active, new Prevail. The Company's other wholly owned subsidiary, Prevail Online, Inc. ("Prevail"), generated revenues of $143,929 for the fiscal year ended December 31, 2001; this was a drop of 80% from the year 2000. As of December 31, 2001, Prevail revenue accounted for approximately 3% of The Company's revenues for that period, as compared to 16% for the year ending December 31, 2000. Prevail showed limited activity during the period in question for several reasons including, 1) management change 2) the flagship website, www.wheretobet.com, was shelved for several months, and 3) the online gaming advertising market dropped dramatically and became more competitive.

Global's operating expenses increased from 75% to 79% as a percentage of revenue from $3,410,044 in the year 2000 to $3,722,796 in 2001. Expense growth is attributable to 46% increase in software development investment of $607,364 for 2001 and heavier marketing expenses for IGW of $125,000 for year 2001 which is 25% greater than the previous year and relays the Company's interim strategy of more investment in development, sales and marketing. Tax expenses for the twelve months ended December 31, 2001 were $16,667 as compared to $16,912 for 2000. The majority of the Company's income is generated from IGW in Curacao and is taxed in that jurisdiction at a rate of about 3%. IGW's net income is not taxed in the United States while Prevail and Global's net

The Company expects its revenue and net profits to substantially increase year to year moving forward, supported primarily by IGW's royalty growth, marketing services and an active, new Prevail.

                                 AUDIT LETTER


                                                  Certified Public Accountants
                                                      10924 Vance Jackson #404
                                                      San Antonio, Texas 78230
                                                         (210) 699-1287 (ofc.)
                                         (888) 699-1287   (210) 691-2911 (fax)

                                                                       Member:
                                                   American Institute of CPA's
                                                        Texas Society of CPA's


REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

To the Board of Directors and Shareholders
Global Entertainment Holdings/Equities, Inc.


We have audited the accompanying consolidated balance sheet of Global Entertainment Holdings/Equities and subsidiaries ("Company") as of December 31, 2001 and the related consolidated statement of operations, changes in stockholders' equity, and statement of cash flows for the year ended December 31, 2001 and 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company and subsidiaries as of December 31, 2001, and the consolidated results of their operations and their cash flows for the years ended December 31, 2001 and 2000 then ended in conformity with accounting principles generally accepted in the United States.


Clyde Bailey
Certified Public Accountant

February 5, 2002
San Antonio, Texas

                          CONSOLIDATED BALANCE SHEET

                           AS OF DECEMBER 31, 2001

                                                                   Amount
CURRENT ASSETS                                                   ----------
   Cash & Cash Equivalents.......................................$  189,091
   Accounts Receivable Net of
   Provision for Bad Debts of $88,398............................$1,401,285
   Notes Receivable..............................................$  644,303
   Prepaid Expenses..............................................$   33,525
      TOTAL CURRENT ASSETS.......................................$2,268,204

PROPERTY & EQUIPMENT
   Proprietary Software - Net....................................$1,115,465
   Other Software - Net..........................................$   94,996
   Office Improvements - Net.....................................$   22,198
   Computer Equipment - Net......................................$  220,147
   Furniture & Fixtures - Net....................................$   67,570
      TOTAL PROPERTY & EQUIPMENT.................................$1,520,376

LONG-TERM ASSETS
   Note Receivable...............................................$  453,669
      TOTAL LONG-TERM ASSETS.....................................$  453,669

OTHER ASSETS
   Security Deposits.............................................$   63,076
   Software Design & Development - Net...........................$   41,764
      TOTAL OTHER ASSETS.........................................$  104,840

TOTAL ASSETS.....................................................$4,347,089


CURRENT LIABILITIES
   Accounts Payable..............................................$  367,286
   Accrued Expenses..............................................$   21,549
   Current Portion - Notes Payable...............................$  937,369
   Note Payable - Line of Credit.................................$   44,852
   Income Current Liabilities....................................$   62,583
      TOTAL CURRENT LIABILITIES..................................$1,433,639

LONG TERM LIABILITIES
   Notes Payable.................................................$1,080,791
   Less Current Portion.........................................($  937,369)
   Total Long Term Notes Payable.................................$  143,422
   Net Long Term Liabilities.....................................$  143,422
      TOTAL LIABILITIES..........................................$1,577,061

STOCKHOLDERS EQUITY
   Preferred Stock, 25,000,000 Shares Authorized
      at $0.001 Par Value........................................$        0
   Common Stock, 100,000,000 Shares Authorized
      Par Value of $0.001........................................$   10,682

TOTAL LIABILITIES AND STOCKHOLDERS EQUITY........................$4,347,089


                See Notes to Consolidated Financial Statements

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                        2001         2000
                                                   -----------   -----------
REVENUES
   License Fees....................................$    50,000   $    29,400
   Royalty Fees....................................$ 3,862,482   $ 2,826,718
   Hosting Fees....................................$    87,312   $   113,325
   Sponsorship Income..............................$   143,929   $   723,415
   Bandwidth.......................................$   341,859   $   511,124
   Special Projects................................$   222,886   $   368,507
      TOTAL REVENUES...............................$ 4,708,468   $ 4,572,489

COST OF REVENUES
   Special Projects................................$   146,500   $   280,068
   Bandwidth.......................................$   365,380   $   599,804
   Royalty Costs...................................$   200,118           -
   Sponsorship Projects............................$    26,348   $    65,458
      TOTAL COST OF REVENUES.......................$   738,346   $   945,330
      GROSS PROFIT.................................$ 3,970,122   $ 3,627,159

EXPENSES
   Uncollectible Fees Written Off..................$    92,362   $   128,942
   Depreciation & Amortization.....................$ 1,070,713   $   762,382
   Rents...........................................$   139,373   $   343,226
   Professional Services...........................$   238,423   $   539,273
   Advertising.....................................$   170,619   $   384,640
   Financial & Investor Relations..................$    73,352   $   142,774
   Administrative Expenses.........................$   288,029   $   289,644
   Personnel Expenses..............................$ 1,538,850   $   740,092
   Communications..................................$   111,075   $    79,071
      TOTAL EXPENSES...............................$ 3,722,796   $ 3,410,044
      INCOME (LOSS) FROM OPERATIONS................$   247,326   $   217,115

OTHER INCOME (EXPENSES)
   Internet (Expense).............................($    79,182) ($    29,760)
   Interest Income.................................$    21,698   $     4,935
   Other Income (Expense).........................($    55,428)  $    42,284
      TOTAL OTHER INCOME (EXPENSES)...............($   112,912)  $    17,459
   Income Before Taxes.............................$   134,414   $   234,574
   Provisions for Income Tax......................($    16,667) ($    16,912)
      NET INCOME...................................$   117,747   $   217,662
   Basic Earnings Per Share........................$     0.011   $     0.021
   Diluted Earnings Per Share......................$     0.009   $     0.018
   Weighted Average Shares Outstanding.............$10,422,814   $10,289,578
   Weighted Average Shares & Options Outstanding...$12,450,157   $12,062,120









                See Notes to Consolidated Financial Statements

                           STATEMENTS OF CASH FLOWS


CASH FLOWS FROM OPERATING ACTIVITIES                    2001        2000
                                                   ----------   ----------
Net Income (Loss)..................................$  117,747   $  217,662

ADJUSTMENT TO RECONCILE NET INCOME (LOSS) TO
NET CASH PROVIDED (USED) TO OPERATING ACTIVITIES:
   Depreciation & Amortization.....................$1,070,713   $  762,382
   Write off Uncollectible Fees Receivable.........$   92,362   $   81,152
   Provisions for Bad Debt.........................       -     $   47,790
   Non Cash Expenses...............................$   13,000   $  110,481

CHANGE IN OPERATING ASSETS & LIABILITIES
   (Increase) Decrease in Fees Receivable.........($  845,200)  $  832,150
   (Increase) Decrease in Prepaid Expenses........($   11,840)  $   46,256
   (Increase) Decrease in Security Deposits.......($   29,031) ($   16,825)
   (Increase) Decrease in Interest Receivable......$    2,933  ($      301)
   (Increase) Decrease in Employee Receivable......$   28,490   $   22,822
   (Increase) Decrease in Notes Receivable.........$  555,697  ($1,653,669)
   (Decrease) Increase in Accounts Payable........($   78,026)  $  135,419
   (Decrease) Increase in Accrued Expenses........($    6,713)  $   14,791
   (Decrease) Increase in Taxes Payable............$   34,100   $   16,912
   (Decrease) Increase in Customer Deposits........       -    ($   35,880)
   (Decrease) Increase in Accrued Interest........($   33,704) ($    6,466)
   (Decrease) Increase in Accrued Wages............       -    ($   49,930)

NET CASH PROVIDED (USED IN) TO
    OPERATING ACTIVITIES...........................$  910,528   $  524,746



CASH FLOWS FROM INVESTING ACTIVITIES                  2001         2000
                                                   ----------- ------------
Purchase of Proprietary Software..................($  778,700) ($  753,985)

NET CASH (USED) IN INVESTING ACTIVITIES...........($  778,700) ($  753,985)

















                See Notes to Consolidated Financial Statements

CASH FLOWS FROM FINANCING ACTIVITIES                  2001          2000
                                                   ----------   -----------
Increase (Decrease) in Capital Lease Liabilities...      -           -
Payment on Capital Leases.........................($  36,375)   ($  19,691)
Increase (Decrease) in Notes Payable...............$  39,008     $ 418,000
Payment on Notes Payable..........................($ 109,825)   ($  29,849)
Treasury Stock.....................................      -      ($ 447,300)
Sale of Common Stock...............................      -       $ 236,250
Net Cash Provided (Used) by Financing Activities..($ 107,192)    $ 157,410
Increase (Decrease) in Cash & Cash Equivalents.....$  24,636    ($  71,829)
Cash & Cash Equivalents at Beginning of Period.....$ 164,455     $ 236,284
Cash & Cash Equivalents at End of Period...........$ 189,091     $ 164,455

SUPPLEMENTAL CASHFLOW INFORMATION                     2001          2000
                                                   ---------     ---------
Interest Expense...................................$  45,478     $  29,760
Income Taxes.......................................      -             -
























                See Notes to Consolidated Financial Statements

                             STATEMENT OF STOCKHOLDERS EQUITY
                                 AS OF DECEMBER 31, 2001


                                   COMMON STOCK       TREASURY STOCK
SHAREHOLDERS EQUITY              Shares   Par Value  Shares   Amount    Paid-In    Accumulated   Stockholders
                                                                        Capital      Deficit       Equity
Balance December 31, 1999      9,940,353    $9,940       -        -     $2,869,688   (357,419)   $2,522,209

1/18/00                            5,000        $5       -        -     $    6,245         -     $    6,250
Shares Issued for Consulting
Services at $1.25 per Share

3/7/00                            20,000       $20       -        -     $   14,980         -     $   15,000
Shares Issued for Consulting
Services at $0.75 per Share

3/18/00                          315,000      $315       -        -        235,935         -     $  236,250
Shares Issued for Cash
at $0.75 per Share

3/18/00                            1,787        $2       -        -          2,679         -     $    2,681
Shares Issued for Technology
at $1.50 per Share

3/18/00                           75,000       $75                          14,925         -     $   15,000
Shares Issued for Note
Extension at $0.50 per Share

8/23/00                           49,400       $49        -         -       71,501         -     $   71,550
Shares Issued for Technology
at $1.45 per Share

Rounding                             (31)       -        -          -          -           -            (21)

Treasury Stock, at Cost          (23,787)       -   183,533  ($447,300)       ($20)        -     ($ 447,300)

Net Income (Loss)                     -         -        -          -          -     $217,662    $  217,662

Balance December 31, 2000     10,382,722   $10,406  183,533  ($447,300) $3,215,932  ($139,757)   $2,639,281
                              ----------   -------  -------  ---------- ----------  ----------   ----------

Shares Issued for Services        33,000       $33       -          -   $   12,967         -     $   13,000

Net Income (Loss)                     -         -        -          -          -    $ 117,747    $  117,747

Balance December 31, 2001     10,415,722   $10,439 $183,533  ($447,300) $3,228,899  ($ 22,010)   $2,770,028
                              ----------   -------  -------  ---------- ----------  ----------   ----------




                      See Notes to Consolidated Financial Statements

                                 AUDIT NOTES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

ORGANIZATION

The Company was incorporated on July 10, 1997, under the laws of the state of Colorado using the name Masadi Resources, Inc. On February 10, 1998, Articles of Amendment were filed changing the name to International Beverage Corporation. Pursuant to a Merger Agreement dated August 27, 1998, International Beverage Corporation merged with Global Entertainment Holdings/Equities, Inc., and subsequently the surviving corporation became known as Global Entertainment Holdings/Equities, Inc. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the laws of the state of Colorado.

PRINCIPLES OF CONSOLIDATION

The Company currently has two wholly owned subsidiaries; Interactive Gaming and Wagering NV, (IGW), a Netherlands Antilles Corporation in Curacao, Netherlands Antilles, and Prevail Online, Inc., (Prevail), a Colorado Corporation. IGW is engaged in the conception and creation of computer software programs for the gaming and wagering industry. Prevail was purchased in August 1999, engages in the creation and operation of websites which publish Internet gaming and wagering related information and derives its revenues from banner advertising. The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. Inter-company transactions and balances have been eliminated in consolidation.

SIGNIFICANT ACCOUNTING POLICIES

REVENUE RECOGNITION

Revenues and directly related expenses are recognized in the period in which they occur. Revenues and related expenses are recognized from the sale of the licenses when persuasive evidence of an arrangement exists, delivery of access to the software has occurred, and the license fee has been determined and collectability of the license fee is probable.

During 2000, the Company adopted the U.S. Securities and Exchange Commission's ("SEC") Staff Accounting Bulletin 101, "Revenue Recognition" ("SAB 101"), which provides guidance on the recognition, presentation, and disclosure of revenue in financial statements filed with the SEC. The adoption of SAB 101 did not have a material effect on the Company's business, financial condition, results of operations or cash flows.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure on contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

ACCOUNTING METHOD

The Company's financial statements are prepared using the accrual method of accounting. Revenues are recognized when earned and expenses when incurred. Fixed assets are stated at cost. Depreciation and amortization using the straight-line method for financial reporting purposes and accelerated methods for income tax purposes.

EARNINGS PER COMMON SHARE

The Company adopted Financial Accounting Standards (SFAS) No. 128, "Earnings Per Share," which simplifies the computation of earnings per share requiring the restatement of all prior periods.

Basic earnings per share are computed on the basis of the weighted average number of common shares outstanding during each year.

Diluted earnings per share are computed on the basis of the weighted average number of common shares and dilutive securities outstanding. Dilutive securities having an anti-dilutive effect on diluted earnings per share are excluded from the calculation.

UNINSURED CASH BALANCES

The Company maintains its cash balances at several financial institutions. Accounts at the institutions are secured by the Federal Deposit Insurance Corporation up to $100,000. Periodically, balances may exceed this amount. At December 31, 2001, uninsured balances aggregated $159,220.

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid debt instruments with a maturity of three months or less at the time of purchase to be cash equivalents. Cash and cash equivalents consist of checking accounts and money market funds.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying amounts of financial instruments including cash and cash equivalents, accounts receivable and payable, accrued and other current liabilities and current maturities of long-term debt approximate fair value due to their short maturity.

FIXED ASSETS

The cost of property and equipment is depreciated over the estimated useful lives of the related assets. The cost of leasehold improvements is amortized over the lesser of the length of the lease or the estimated lives of the assets. Depreciation and amortization is computed on the straight line method.

FOREIGN CURRENCY

All cash transactions in the Netherlands Antilles are conducted from the Antilles Banking Corporation in United States dollars.

STOCK-BASED COMPENSATION PLANS

SFAS No. 123, "Accounting for Stock-Based Compensation," allows for either the adoption of a fair value method for accounting for stock-based compensation plans or for the continuation of accounting under Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations with supplemental disclosures.

The Company has chosen to account for its stock options using the intrinsic value based method prescribed in APB Opinion No. 25 and, accordingly, does not recognize compensation expense for stock option grants made at an exercise price equal to or in excess of the fair market value of the stock at the date of grant.

WEBSITES

Internal and external costs incurred to develop websites are capitalized. Costs are capitalized when it is probable that the website will be completed and will be used to perform the function intended. When it is probable that upgrades and enhancements will result in additional functionality such costs are capitalized. Websites will be considered to be impaired when it no longer provides substantial service potential, or significant changes occur in the extent or manner in which the website is used. Impairment write off will be recognized in the period when impairment is deemed by management to have occurred.

The Company is actively pursuing website development. The Company has adopted "Financial Accounting Standards Board Emerging Task Force Consensus 00-2 (FASB EITF 00-2): Accounting for Website Development Costs." The adoption of this procedure relates to the accounting for costs of internal software, requires that costs of developing web applications and infrastructure, as well as cost of graphic development, be capitalized, rather than the historical common practice of same period expense. Costs of website planning and operation continue to be expensed as normal.

ADVERTISING

The Company expensed Advertising and Marketing expenditures in the amount of $316,696 and $170,619 for the years ended December 31, 2000 and 2001, respectively. The amount of advertising expense is lower in 2001 because Prevail spent over 253,000 in 2000 compared to 45,000 in 2001.

COMPREHENSIVE INCOME

SFAS No. 130, "Reporting Comprehensive Income" establishes standards for the reporting and display of comprehensive income and its components in the financial statements. The following types of items, among others, are to be considered in computing comprehensive income: foreign currency translation adjustments, pension liability adjustments and unrealized gain/loss on securities available for sale. For all periods presented herein, there were no differences between net income (loss) available to common shareholders and comprehensive income (loss).

RECLASSIFICATION

Certain reclassifications were made to the 2000 financial statements and notes thereto in order to conform to the 2001 presentation.

GOODWILL AND OTHER INTANGIBLE ASSETS

In July 2001, the Financial Accounting Standards Board issued Statements of Financial Standards ("SFAS") No. 141, "Business Combinations" and No. 142, "Goodwill and Other Intangible Assets". SFAS No. 141 established accounting and reporting standards for business combinations and eliminates the pooling-of-interests method of accounting for combinations for those combinations initiated after July 1, 2001. SFAS No. 141 also includes new criteria to recognize intangible assets separately from goodwill. SFAS No. 142 establishes the accounting and reporting standards from goodwill and intangible lives. Goodwill and intangibles with indefinite lives will no longer be amortized, but, alternatively will be reviewed periodically for indicators of impairment. Separate intangible assets that are not deemed to have an indefinite life will continue to be amortized over their useful lives. The Company does not anticipate that the adoption of SFAS No. 141 and SFAS No. 142 will have a significant effect on its results of operations or financial position.

SEGMENTS OF AN ENTERPRISE AND RELATED INFORMATION

Statement of Financial Accounting Standards (SFAS) No. 131, Disclosures about Segments of an Enterprise and Related Information, supersedes SFAS No. 14, "Financial Reporting for Segments of a Business Enterprise." SFAS 131 establishes standards for the way that public companies report information about operating segments in annual financial statements and requires reporting of selected information about operating segments in interim financial statements issued to the public. It also establishes standards for disclosures regarding products and services, geographic areas and major customers. SFAS 131 defines operating segments as components of a company about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance. The Company has evaluated this SFAS and has made the necessary disclosures to conform to this SFAS.

ACQUISITION AND RESCISSION OF
BEVERAGE SOURCE WORLDWIDE, INC.

Pursuant to an Agreement of Purchase between Masadi Resources, Inc., and Beverage Source Worldwide, Inc., dated November 26, 1997, the Company issued 589,287 shares of its $.001 par value common stock in exchange for 1,500 shares of Beverage Sources Worldwide, Inc. At December 31, 1997, the Company had advanced to its subsidiary, Beverage Source Worldwide, Inc., $200,000 and in the early months of 1998 the Company advanced an additional $457,844 to Beverage Source Worldwide, Inc.

ACQUISITION AND RESCISSION OF
BEVERAGE SOURCE WORLDWIDE, INC. - continued

Minutes of an Emergency Meeting of the Board of Directors of the Company dated April 2, 1998, noted that Beverage Source Worldwide, Inc., was without funds and was currently facing bankruptcy if the Company did not advance substantial working capital funds. On May 5, 1998, the Company filed a Complaint in the Superior Court of California, County of San Diego, alleging that from the closing of the Agreement of Purchase, officers of Beverage Source Worldwide, Inc., had breached their respective duties, obligations and agreements with the Company, secreting and/or attempting to secret the company's assets, moving, transferring, assigning conveying encumbrances, sequestering, using, disposing of, or shifting, any and all of the assets and property of the Company, wrongfully withdrawing monies from the Corporate bank accounts, misappropriating Company funds, commingling the operating expenses and cost of International Beverage Corporation or its wholly owned subsidiary Beverage Source Worldwide, Inc., with independent business of the officers and directors named in the suit.

In light of the rescission of the agreement of purchase on May 5, 1998, and the cessation of business activities by Beverage Source Worldwide, Inc., the Company believes its control of Beverage Source Worldwide, Inc. was temporary and that the cessation of business activities by the officers of Beverage Source Worldwide, Inc., cast significant doubt on the Company, as the parent company, to control the Subsidiary.

In March 2000, the Company reached an agreement with the former officers of Beverage Source Worldwide, Inc., whereby in exchange $75,000 they withdrew their objection to the rescission of the agreement dated May 26, 1997.

SOFTWARE DEVELOPMENT FOR LICENSING & RECOGNITION OF
INCOME FROM SOFTWARE LICENSING

The Company expensed costs to internally create computer software until such time as technological feasibility was established. Technological feasibility is considered to be established when a detail program design is completed. After the detailed program design has been established, the Company capitalizes the costs of its software products it intends to license to the gaming and wagering industry. Software development costs will be amortized on a ratio of the current revenue to anticipated total revenue from the sales of the product or a straight-line amortization of the product cost over the estimated three year useful life of the product master. Because the product is subject to rapid technological advances, the Company has elected to amortize its computer programs software held for licensing over a three-year period.

Revenue from the licensing of software programs is recognized when there is persuasive evidence of an arrangement, delivery of access to the software, the fee is fixed and determined and collectibility is probable. The license arrangements are not multiple elements and license fees are recorded when the four conditions above are achieved. Once the arrangement has been contractually agreed upon there are no customer cancellation privileges. Fees that the Company may be entitled to are referred to as royalties and are not recognized until such time as the licensee has actually earned revenues through the use of the software and in accordance with the licensing agreement has notified the Company of its sales.

SOFTWARE DEVELOPMENT FOR LICENSING & RECOGNITION OF
INCOME FROM SOFTWARE LICENSING - continued

Once the Company notifies the licensee that royalties are due from the licensing of its software and collectability is probable, royalty income is recognized. Revenues earned from efforts to assist a purchaser establish and maintain a base for operations are known as hosting revenues and are recognized upon receipt of funds. Costs incidental to royalty income and hosting activities are recognized in the same period as the related revenues are recognized.

During the years ended December 31, 2001 and 2000, the Company capitalized $607,364 and $613,235 in Proprietary Software including the Casino software, Customer Support software, and other new project software that IGW is developing. These capitalized expenses will be depreciated or amortized over a three year period.

The Company does not engage in any gaming or wagering activities.

STOCKHOLDERS' EQUITY

PREFERRED STOCK

The Company has 25,000,000 shares of preferred stock, $.001 par value authorized by issuance. These preferred shares may be issued in one or more series at the discretion of the Board of Directors. As of December 31, 2001, there is no preferred stock outstanding.

COMMON STOCK

The Company has 100,000,000 shares of common stock, $.001 par value authorized for issuance. Each shareholder of record shall have one vote for each share of common stock outstanding in his or her name on the books of the Corporation. Cumulative voting shall not be allowed. No shareholder shall have pre-emptive or similar rights.

COMMON SHARES IN TREASURY

The Company accounts for purchases of treasury shares under the cost method with the aggregate cost recorded as a reduction of shareholders' equity.

STOCK OPTIONS

The Company agreed to grant options to purchase 225,000 shares of the Company's common stock to employees of one of the Company's subsidiaries, Interactive Gaming & Wagering, NV ("IGW"), if IGW attained net income, or net earnings, of $207,000 for the year ended December 31, 1998. IGW realized net income in excess of $207,000 for this fiscal year. In accordance with this performance bonus, on April 24, 2000, pursuant to the instructions of IGW's managing director, the Company granted options to purchase 225,000 shares of common stock to certain IGW employees, of which 18,675 possess an exercise price of $1.67, with the remaining 206,325 are exercisable at $0.50 per share. All options must be exercised with three (3) years of the date of the April 24, 2000 grant.

SOFTWARE DEVELOPMENT FOR LICENSING & RECOGNITION OF
INCOME FROM SOFTWARE LICENSING - continued

The Company approved the issuance of 568,293 stock options to key IGW employees and 252,750 to directors of the Company pursuant to the Company's Stock Option Plan. The exercise price range from $1.00 to $2.50, which was in excess of the trading price on the date of grant with expiration dates beginning in December 2003 to January 29, 2005.

For the year of 2001, the Company approved its annual option plan to issue 318,675 options at an exercise price of $.71 per share with an expiration date of December 31, 2011 to certain employees and directors.

As of December 31, 2001, the Company had in the aggregate, outstanding options to purchase 1,775,343 shares of its common stock and no options have been exercised.

The following information is presented with respect to the Company's stock options:


      WEIGHTED AVERAGE NUMBER                      OF SHARES    EXERCISE PRICE
      Outstanding at December 31, 1997.............        -            -
         Granted...................................  225,000         0.60
         Exercised.................................        -            -
         Cancelled.................................        -            -

      Outstanding at December 31, 1998.............  225,000         0.60
         Granted...................................  478,500         1.29
         Exercised.................................        -            -
         Cancelled.................................        -            -

      Outstanding at December 31, 1999.............  700,500         1.07
         Granted...................................  821,043         1.49
         Exercised.................................        -            -
         Cancelled.................................        -            -



      WEIGHTED AVERAGE NUMBER                      OF SHARES   EXERCISE PRICE
      Outstanding at December 31, 2000.............1,521,543        $1.28
         Granted...................................  478,800          .64
         Exercised.................................        -            -
         Cancelled.................................        -            -
         Expired................................... (225,000)        (.60)

      Outstanding at December 31, 2001.............1,775,343        $1.26

SOFTWARE DEVELOPMENT FOR LICENSING & RECOGNITION OF
INCOME FROM SOFTWARE LICENSING - continued

Had compensation expense been recorded for the Company's awards based on fair value at the grant dates consistent with the methodologies of SFAS No. 123, the Company's reported net income (loss) available to common shareholders and earnings per share would have been reduced to the pro forma amounts indicated below:


   FOR THE YEAR ENDED DECEMBER 31:                           2000       2001
      Net Income (loss) available to common shareholders: --------    --------
         As reported...................................   $217,662    $117,747
         Pro forma.....................................   $206,167    $ 89,021

      Basic earnings (loss) per share:
         Common share as reported......................   $  0.021    $  0.011
         Common share pro forma........................   $  0.020    $  0.008

      Diluted earnings (loss) per share:
         Common share as reported and pro forma........   $  0.018    $  0.010


Under SFAS 123, the value of each option granted during 2000 and 2001 was estimated on the date of grant using the Black Scholes model with the following assumptions: Risk-free interest rate - 6.5% for 2000 and 6.0% for 2001, dividend yield - 0%, volatility - 19.3% and expected life of the option - 5 years.

NON-CASH INVESTING & FINANCING ACTIVITIES

The following is provided is additional disclosure to the Statement of Cashflows.

During the year ended December 31, 2000, the Company issued; 5.000 shares for consulting services valued at $6,250; 20,000 shares valued at $15,000; 1,787 shares for technology valued at $2,681; 75,000 shares for note extension valued at $15,000; and 49,400 shares for technology valued at $ 71,550.

During the year ended December 31, 2001, the Company issued; 33,000 shares for consulting fees valued at $13,000.

PROPERTY, EQUIPMENT AND DEPRECIATION

Capitalized amounts are depreciated over the estimated useful life of the asset using the straight line method of depreciation. At December 31, 2001 and 2000, the Company had property and equipment as follows:


ASSETS                    2001       2000    Life   Depreciation  Depreciation  Depreciation   Basis
                          Cost       Cost    2001      2000       Accumulated
Automobile                 0,00     43,949     3        8,790         6,952          0,00        0,00
Proprietary Software  1,220,599    613,235     3      265,580          0,00       265,580     955,019
Other Software          149,492    134,253     3       26,191        21,996        54,496      94,996
Office Improvements      33,297     33,297     5       11,099          0,00        11,099      22,198
Computer Equipment    1,009,166    910,124     3      319,650       285,802       789,019     220,147
Websites                717,534    717,534     3      239,253       264,097       557,088     160,446
Furniture & Fixtures    188,430    203,679     3       55,956        49,831       120,860      67,570
Total                 3,318,518  2,656,071     -      926,519       628,678     1,798,142   1,520,376
Software Design         459,486    457,451     3      144,194       133,704       417,721      41,765
for Licensing


NOTES PAYABLE

The Company has the following notes payable obligations.

   PAYABLE OBLIGATIONS                                       2000        2001
                                                          ---------   ---------
   Note Payable to an Individual, Interest at 15%,
      Due Date April 30, 2002...........................  $ 115,000   $ 115,000

   Note to a Related Party 15% Interest,
      Due April 30, 2002................................    225,000     240,000

   Notes to Related Parties, 15% Interest, Due on demand.        -      143,422

   Note to Seller of Website, Due on Demand..............   250,000     152,675

   Note to Developer.....................................       -0-     125,579

   Other ................................................       -0-      26,115

   Convertible Debt......................................        -           -

   Note to Related Party, dated July 18, 2000,
      15% Interest                                           40,000      40,000

   Note to Related Party, dated August 11, 2002,
      15% Interest paid monthly, Convertible at
      $1.50 per share before October 1, 2002.............    50,000      50,000

   Note to Related Party, dated August 2, 2002,
      15% Interest paid monthly, Convertible at
      $50 per share before March 31, 2002................    10,000      10,000

   Note to Unrelated Parties, dated August 30, 2000,
      15% Interest paid monthly, Convertible at
      $1.50 per share before September 1, 2002...........   178,000     178,000

   Total Notes Payable...................................  $983,000  $1,080,791

   Less Current Portion..................................  (983,000)   (937,369)

   Net Long Term Debt....................................       -0-    $143,422

ACQUISITIONS OF PREVAIL ONLINE, INC. AND WEBSITES PURCHASE

On August 20, 1999, the Company issued 43,500 shares of its common stock to acquire 100% of the issued and outstanding shares of Prevail OnLine, Inc., (Prevail), a Colorado Corporation, incorporated on July 21, 1999. Concurrent with issuance of the 43,500 shares of stock to acquire Prevail, Global issued 120,000 shares to an unrelated party to acquire a website known as wheretobet.com and a domain name known as netbet.org.

In 1999, the Company entered into an agreement with an independent third party to design and develop a Website page known as "Sports Daily". The Sports Daily Website Page is intended to give the Company's current clientele, sport enthusiast and future customers information about all major sports events, game times, statistics, weather conditions, injury reports, major sports events, and current sports news. The Sports Daily Website is not a gaming or wagering activity. The Company estimates that the Website as designed and developed at June 30, 1999 will have a useful life of three years.

Prevail, has used the wheretobet.com website to sell banner advertising as its source of revenue since the acquisition of the website.

The wheretobet.com website and the netbet.org domain name were acquired from an unrelated party for a total sum of $700,000. At the acquisition date Prevail paid a down payment of $75,000 and signed a non interest-bearing note of $225,000 payable in nine monthly installments commencing one month from the closing date of the Agreement. In addition, Global issued 120,000 shares of its common stock for a value of $400,000. The asset purchase and sale agreement contains the following provision.

The stock that is to be transferred to Sellers contained therewith a put and call provision as follows; (i) Sellers will have the right to put the stock to the Purchaser anytime after six (6) months from the closing, but before twelve
(12) months from the closing at the net price of $400,000 (US); (ii) The Purchaser will have the right to call the stock from Sellers anytime after six
(6) months from the closing but before twelve (12) months from closing at the net price of $800,000 (US).

As of December 31, 2001, the Company had paid the Seller $247,325 on the right of redemption option of the contract with a balance of $152,675 owed at the end of the year. The shares of stock have been redeemed by the Company. The 120,000 shares of stock were valued at $400,000 at the time of issuance.

EARNINGS PER SHARE

Basic earnings (loss) per share is computed by dividing the earnings and losses allocated to each class of equity by the weighted average number of shares outstanding for each class during the period. Diluted earnings (loss) per share is computed the same as basic earnings (loss) per share except the denominator is adjusted for the effect of common share equivalents outstanding.

The following additional information is presented with respect to the Company's earnings per share amounts:


FOR THE YEARS ENDED DECEMBER 31:                       2000     Per Share    2001       Per Share
                                                                  Amount                  Amount
EARNINGS PER COMMON SHARE
Net income (loss) available to common shareholders   $217,662         -    $  117,747        -
Weighted average common shares outstanding         10,289,578       0.021  10,422,814     0.011
Dilutive effect of convertible debt subordinated
shares outstanding                                    252,000       0.001     252,000     0.001
Dilutive effect of weighted average stock options   1,520,543       0.002   1,775,343     0.001
outstanding
Diluted common shares outstanding                 $12,062,120       0.018  12,450,157     0.009


INCOME TAXES

The Company has incurred losses from United States operations that can be carried forward to offset future earnings if all provisions of the Internal Revenue Code are met. These losses are as follows:


 YEAR OF LOSS   Expiration Amount  Expiration Date
     1997           $31,923             2017
     1998          $278,579             2018
     1999          $733,239             2019
     2000          $589,102             2020
     2001          $775,565             2021

The Company has adopted FASB 109 to account for income taxes. The Company currently has no issues that create timing differences that would mandate deferred tax expense. Net operating losses would create possible tax assets in future years. Due to the uncertainty as to the utilization of the net operating loss carryforward, a valuation allowance has been made to the full extent of any tax benefit that net operating losses may generate.


                                                 Dec. 31, 2000    Dec. 31, 2001
                                                 -------------    -------------
Deferred Tax Asset Balance Beginning of Period             $0              $0
Net Operating Loss Carryforwards                   $1,632,843      $2,408,518
                                                     $555,167        $818,896
Valuation Allowance                                 ($555,167)      ($818,896)
Net Deferred Tax Asset                                     $0              $0
Deferred Tax Liability                                     $0              $0

                                     Total         USA        Netherlands
                                                               Antilles
                                    --------    ----------    -----------
Net Income (Loss)                   $117,747    ($775,565)      $893,312
Permanent Adjustments                      -            $0    ($893,312)
Net Operating Loss Carryforwards           -    $1,632,843            $0
Adjusted Taxable Income                    -    $2,408,518            $0
Current Income Taxes Payable         $16,667            $0       $16,667


The Company has computed U.S. federal income taxes without the revenue of its wholly owned foreign subsidiary, IGW. Federal taxes are computed on current period revenues net of net operating losses carried forward from proceeding period and credit for foreign taxes. The Company has also recorded $16,912 and $16,667 in taxes due to the Netherlands Antilles based on earnings in Curacao for the years ended December 31, 2000 and 2001, respectively.

OPERATING LEASE OBLIGATIONS

The Company has come to an agreement to terminate the office lease in Omaha Nebraska that calls for a termination fee in the amount of $ 20,000 be paid to settle all past and future obligations under this lease.

The subsidiary leases office facilities in Curacao, Netherlands Antilles. The lease commences January 1, 1999 and terminates December 31, 2002. Lease obligations for the term of the lease are as follows:

                        Year  Amount
                        2002  $69,698

In November of 2000, the Company moved its principal office from Omaha, Nebraska to Paradise Valley, Arizona. In connection with the change of principal office, the Company leased an office on a month-to-month basis for $1,000 per month.

In December of 2001, the Company moved its principal office from Paradise Valley, Arizona to Miami, Florida to be closer to its principle operations in Curacao, Netherlands. The Company has signed a three-year lease on 1,999 square feet in Miami Florida with base monthly payments of $5,414.

For the years ended December 31, 2001 and 2000 total rent expense was $139,373 and $343,226, respectively per year.

ACCOUNTS AND NOTES RECEIVABLES

The Company has the following accounts receivable as follows as of December 31, 2001:

   ACCOUNTS RECEIVABLES       Amount
   --------------------    ----------
      Current                $749,943
      31 - 60 Days           $351,024
      61 - 90 Days           $255,999
      Over 90 Days           $132,717
      Total                $1,489,683

Of the total accounts receivable, a major customer owed $1,047,731. As of March 20, 2002, this balance had been paid with the exception of approximately $150,000.

The Company has agreed to a notes receivable payout of an accounts receivable balance from a major customer. The terms of the note receivable call for a payment of $50,000 per month on the balance of $1,653,669 as of December 31, 2000. As of December 31, 2001, the balance due on the note receivable is $1,053,669 with $600,000 has been shown as a current asset with the balance shown as long-term asset.

The Company has provided a provision for bad debt in the amount of $88,398 as of December 31, 2001.

COMMITMENTS AND CONTINGENCIES

LEGISLATIVE RISKS AND UNCERTAINTIES

The Company and its subsidiaries are subject to applicable laws in the jurisdictions in which they operate or offer services. While some jurisdictions have attempted to restrict or prohibit Internet gaming, other jurisdictions, such as several Caribbean countries, Australia and certain native Indian territories, have taken the position that Internet gaming is legal and/or have adopted, or are in the process of reviewing, legislation to regulate Internet gaming in such jurisdictions. As companies and consumers involved in Internet gaming are located around the globe, there is uncertainty regarding exactly which government has jurisdiction or authority to regulate or legislate with respect to various aspects of the industry. Furthermore, it may be difficult to identify or differentiate gaming-related transactions from other Internet activities and link those transmissions to specific users, in turn making enforcement of legislation aimed at restricting Internet gaming activities difficult. The uncertainty surrounding the regulation of Internet gaming could have a material adverse effect on the Company's business, revenues, operating results and financial condition. Although the Company and its subsidiaries are not directly involved in internet gaming, their customers where 100% of the revenue is derived are involved in internet gaming.

PENDING UNITED STATES LEGISLATION AND OTHER EXISTING LAWS

Some US government agencies regard online wagering to be illegal and there is pending legislation in the US Congress specifically aimed at the prohibition of Internet wagering by US citizens. Other similar bills have failed in the past but near-future outlooks see no cease by at least some legislators in pressing for an outright ban. Current pending legislation is aimed at the restriction of E-commerce. Specifically, a law would prevent a credit card issuing banks from allowing their customers to use their cards to send money to, or receive money from, online wagering websites. The law would also make the operation of online wagering websites within US jurisdictions illegal (it is important to note that there are currently no known casino websites that are operated within US jurisdiction).

Accordingly there is a risk that criminal or civil proceedings could be initiated in the United States or other jurisdictions against the Company and/or its employees, and such proceedings could involve substantial litigation expenses, penalties, fines, diversion of the attention of key executives, injunctions or other prohibitions being invoked against the Company and/or its employees. Such proceedings could have a material adverse effect on the Company's business, revenues, operating results and financial condition.

RELATED PARTY TRANSACTIONS

The Managing Director of Interactive Gaming & Wagering, N.V., has loaned the Company $24,572. The Company has accrued interest on the loan at 15% interest per annum.

The former President of Global Entertainment Holdings/Equities, Inc., has loaned to Interactive Gaming and Wagering, Inc., NV, $66,705 and interest has been accrued or paid at 15% per annum.

A related party of the Managing Director of Interactive Gaming & Wagering, NV and former President of Global Entertainment Holdings/Equities, Inc., has loaned to Interactive Gaming & Wagering, NV $92,145 at 8% interest per annum. This loan is due on demand. In addition this related party has loaned to Global Entertainment Holdings/Equities, Inc., $240,000 with interest at 10% per annum due April 30, 2002.

In November 2000, the Company began leasing its principal office from its current President, Don Lisa, for $1,000 per month until December 31, 2001.

LITIGATION

The Company is not a party to any other litigation at December 31, 2001.

ECONOMIC DEPENDENCY

IGW receives a substantial portion of its royalty fees revenues from one customer. In 2000 and 2001, royalties and other fees from that customer were $2,257,514 and $2,497,112 respectively. At December 31, 2000 and 2001, accounts and notes receivable from that customer were $1,873,757 and $2,101,400. This major customer represents 55% of Gross Revenues and 88% of total Account Receivable and Notes Receivable for IGW.

SEGMENT INFORMATION

The Company has adopted FASB Statements No. 131, "Disclosure About Segments of a Business Enterprise and Related Information." The Company is managed in two geographical Segments; The United States of America and Curacao, Netherlands Antilles.

                                  Global USA    Prevail USA  Netherlands    Total
                                                              Antilles
License Fees 2001                     -             -          $614,746    $614,746
License Fees 2000                     -             -          $909,031    $909,031
Royalty Fees 2001                     -             -        $3,862,482  $3,862,482
Royalty Fees 2000                     -             -        $2,826,718  $2,826,718
Hosting Income 2001                   -             -           $87,313     $87,313
Hosting Income 2000                   -             -          $113,325    $113,325
Advertising Income 2001               -            $143,929      -         $143,929
Advertising Income 2000               -            $723,415      -         $723,415
Operating Expenses 2001              $486,972      $424,731  $3,611,715  $4,523,660
Operating Expenses 2000              $568,384      $745,634  $3,046,555  $4,360,573
Other Income (Expenses) 2001          ($8,916)      ($1,511)   ($23,302)   ($33,726)
Other Income (Expenses) 2000           $1,443           $57     $49,476     $50,976
Provisions for Income Taxes 2001      -             -           $16,667     $16,667
Provisions for Income Taxes 2000      -             -           $16,912     $16,912
Net Income (Lost) 2001              ($476,596)    ($282,302)   $893,312    $134,414
Net Income (Lost) 2000              ($566,940)     ($22,162)   $806,764    $217,662
Cash 2001                              $4,524       $23,547    $161,021    $189,092
Cash 2000                            ($7,055)       $12,409    $159,136    $164,490
Notes Receivable 2001                 -             -        $1,057,387  $1,057,387
Notes Receivable 2000                 -             -        $1,653,669  $1,653,669
Property & Equipment (Net) 2001       $11,350      $167,996  $1,341,030  $1,520,376
Property & Equipment (Net) 2000       $53,104        $4,528  $1,583,462  $1,641,094
Other Assets (Net) 2001               -             -          $104,840    $104,840
Other Assets (Net) 2000               -             -          $142,464    $142,464


SUBSEQUENT EVENTS

There have been no subsequent events that have occurred since the balance sheet date that warrant disclosure.

                                  SIGNATURES

Pursuant to the requirements of Section 13 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned; thereunto duly authorized, in Miami, Florida, on May 10, 2002.

                                    Global Entertainment Holdings/Equities, Inc.



                                    By:   /s/ Bryan P. Abboud
                                          -------------------------------------
                                          Bryan P. Abboud
                                          President and Chief Executive Officer

KNOWN ALL PERSONS BY THESE PRESENT that the persons whose signatures appear below, constitute and appoint Bryan P. Abboud, as their true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for them and their names, places and steads, in any and all capacities, to sign the Annual report on Form 10KBS for the fiscal year ended December 31, 2001, and any and all amendments to the Form 10KBS, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as they might or could do in person, thereby ratifying and confirming all that said attorney-in-fact and agent, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities as of May 10, 2002.


Signature                     Title

/s/ Bryan P. Abboud           President and Chief Executive Officer
Bryan P. Abboud


/s/ Thomas Glaza              Director
Thomas Glaza


/s/ Dave Stein                Director
Dave Stein


/s/ Thomas Hawkins            Corporate Secretary
Thomas Hawkins

TRANSFER AGENT                            HEAD OFFICE

Carolyn Bell - President                  Global Entertainment Holdings/
Corporate Stock Transfer, Inc.            Equities, Inc.
3200 Cherry Creek Drive South, Suite 430  501 Brickell Key Drive, Suite 603
Denver, CO 80209                          Miami, FL 33131
Ph: (303) 282-4800                        Tel: (305) 374-2036
Fax: (303) 282-5800                       Fax: (305) 373-4668
Website address: www.corporatestock.com   Website address:
Email: cyoude@corporatestock.com             www.globalentertainmentinc.com


SECURITIES COUNSEL                        CERTIFIED PUBLIC ACCOUNTANTS

Kevin S. Woltjen, Esq.                    Kane, Hoffman & Danner, P.A.
3333 Elm Street, Suite 101                1101 Brickel Avenue
Dallas, TX 75226                          Miami, Florida 33131
Ph: (214) 742-5555                        Telephone: 305-789-7900
Fax: (214) 742-5545                       Fax: 305-789-7901
Email: kevin@woltjenlaw.com


STOCK EXCHANGE                            SUBSIDIARIES

Global Entertainment's shares are         Interactive Gaming & Wagering
publicly traded on the OTC BB stock       Bon Bini Business Center
exchange. Stock trading symbol is GAMM.   Schottegatweg Oost 10 Suite 12
                                          Willemstad, Curacao
                                          Tel: +599-9-737-4788
                                          Fax: +599-9-733-1249
                                          Website address:
                                             www.interactive-gaming.com

                                          Prevail Online
                                          501 Brickell Key Drive, Suite 603
                                          Miami, FL 33131
                                          Tel: (305) 374-2082
                                          Fax: (305) 373-4668
                                          Website address: www.prevailonline.com

            Global
            Entertainment
                    Holdings/Equities, Inc.




                        501 Brickell Key Dr. Suite 603
                               Miami, FL 33131


                        www.GLOBALENTERTAINMENTINC.com